UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Regional Management Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Notice of 2020 Annual Meeting of Stockholders

and Proxy Statement

Regional Management Corp. 979 Batesville Road, Suite B Greer, South Carolina 29651 (864) 448-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2020

To the Stockholders of Regional Management Corp.:

We hereby give notice that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Regional Management Corp. will be held exclusively online via the Internet on May 21, 2020, at 3:00 p.m. Eastern Time. The purposes of the meeting are as follows:

(1)

To elect the nine nominees named in the accompanying Proxy Statement to serve as members of our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified;

(2)	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

(3)	To hold an advisory vote to approve executive compensation; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

We began mailing this Notice of Annual Meeting of Stockholders and our Proxy Statement to stockholders on or about April 22, 2020. Only stockholders whose names appear of record on our books at the close of business on April 7, 2020 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

In light of the novel coronavirus (“COVID-19”) pandemic, for the safety of our directors, team members, and stockholders, and taking into account recent federal, state, and local guidance related to COVID-19 and restrictions on the size of gatherings, we have determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “General Information and Frequently Asked Questions” in this Proxy Statement. Stockholders will be able to attend, vote, and submit questions (both before, and during a designated portion of, the meeting) from any location via the Internet. The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/RM2020. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions to management during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RM2020. At this time, we intend to resume holding in-person meetings beginning with our 2021 Annual Meeting of Stockholders.

To participate in the Annual Meeting (e.g., submit questions and/or vote), you will need the control number provided on your proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to participate.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, you are urged to cast your vote promptly in order to assure representation of your shares at the meeting and so that a quorum may be established. In advance of the Annual Meeting, you may vote by Internet or by mail. If you attend the virtual Annual Meeting, you may revoke your proxy and vote your shares electronically during the meeting.

To vote by Internet prior to the meeting, please visit www.proxyvote.com. Have the enclosed proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

To vote by mail, please complete, date, and sign the enclosed proxy card, and mail it in the enclosed envelope. No postage need be affixed if the proxy card is mailed in the United States.

On behalf of our Board of Directors and our management team, we thank you for your interest in Regional and for your participation in the Annual Meeting.

By Order of the Board of Directors

Brian J. Fisher

EVP, General Counsel, and Secretary

Greer, South Carolina

April 22, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2020: The Notice of Annual Meeting of Stockholders,

Proxy Statement, and Annual Report on Form 10-K are available free of charge at

https://materials.proxyvote.com/75902K and on our Investor Relations website at www.regionalmanagement.com.

PROXY STATEMENT

2020 Annual Meeting of Stockholders

REGIONAL MANAGEMENT CORP.

979 Batesville Road, Suite B

Greer, South Carolina 29651

PROXY STATEMENT

For the Annual Meeting of Stockholders to Be Held on May 21, 2020

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 21, 2020:

The Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://materials.proxyvote.com/75902K and on the Investor Relations website of Regional Management Corp. at www.regionalmanagement.com.

April 22, 2020

2020 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date:	May 21, 2020
Time:	3:00 p.m. Eastern Time
Access:

Virtually via the Internet at www.virtualshareholdermeeting.com/RM2020. Instructions as to how you may attend and participate in the virtual Annual Meeting are set forth in the Proxy Statement under “General Information and Frequently Asked Questions – How do I attend and participate in the Annual Meeting online?”

Record Date:	April 7, 2020
Voting:

Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other proposal. Stockholders may vote by proxy or electronically during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/RM2020. Instructions as to how you may cast your vote are found on the accompanying proxy card and are set forth in the Proxy Statement under “General Information and Frequently Asked Questions – How do I vote?”

Proxy Materials:	The Proxy Statement and the accompanying proxy card are first being mailed on or about April 22, 2020 to the stockholders of Regional Management Corp.

Meeting Agenda

Proposal	Board Vote Recommendation	Page Reference (for more detail)

Election of nine directors	FOR ALL	64
Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	FOR	64
Advisory vote to approve executive compensation	FOR	66
Transact other business as may properly come before the meeting

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	1

Election of Director Nominees

The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

Name	Director Since	Experience/Qualifications	Independent	Committees
				AC	CC	CGN
Carlos Palomares, Chair of the Board	2012	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Executive Compensation, Accounting, Risk Management	✓	✓	✓
Robert W. Beck	2020	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Marketing, M&A, Accounting, Risk Management, Investor Relations
Jonathan D. Brown	2018	Financial Services Industry, Capital Allocation, M&A, Corporate Governance, Investor Relations	✓
Roel C. Campos	2012	Leadership, Cybersecurity, Corporate Governance, Government Affairs, Securities Compliance, Regulatory	✓		✓	C
Maria Contreras-Sweet	2018	Financial Services Industry, Leadership, Corporate Finance, Technology/Innovation, Corporate Governance, Regulatory, Public Relations, Government Affairs	✓		✓	✓
Michael R. Dunn	2014	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, M&A, Risk Management, Investor Relations
Steven J. Freiberg	2014	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Marketing, M&A, Executive Compensation, Technology, Risk Management, Investor Relations	✓	✓	C
Sandra K. Johnson	2020	Financial Services Industry, Leadership, Information Technology, Cybersecurity, Blockchain Technology, Technology/Innovation, Entrepreneurship	✓			✓
Alvaro G. de Molina	2012	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, M&A, Accounting, Risk Management	✓	C		✓

AC = Audit Committee	CC = Compensation Committee	CGN = Corporate Governance and Nominating Committee	C = Committee Chair

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	2

Ratification of Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Advisory Vote to Approve Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders with the opportunity to vote on a non-binding advisory resolution to approve the compensation of our named executive officers (commonly known as a “Say-on-Pay Vote”).

2019 Compensation-Related Highlights

✓	Continued alignment of executive pay with company performance:

⚬	2019 incentives are largely performance-contingent, with long-term incentive awards roughly one-half performance-contingent and short-term incentive awards entirely performance-contingent

⚬	Performance goals are rigorous and are based almost exclusively on objective, quantitative criteria

✓	Maintained competitive compensation and incentive program target opportunities for our executives in order to continue to align their overall compensation with the market for executive talent

✓	Set our short-term incentive payout opportunities to provide high upside if performance goals are exceeded, while paying low or no bonus amounts if goals are not achieved

✓

Granted long-term incentives, which include a significant portion that is contingent upon the achievement of rigorous and clearly-defined performance measures, to named executive officers and other key contributors, effectively aligning such individuals’ interests with the long-term interests of our stockholders

Compensation Program “Best Practices” Summary

✓	Compensation program designed to closely align pay with performance

✓	Significant share ownership guidelines for executives (5x base salary for CEO, 2x for other executive officers)

✓	Significant share ownership guidelines for directors (5x annual cash retainer)

✓	Significant portion of compensation is variable and/or performance-based

✓	No excessive perquisites
✓	No excise tax gross-ups

✓	Formalized clawback policy

✓	Double-trigger change-in-control provisions

✓	Prohibition against hedging and pledging

✓	No re-pricing of equity incentive awards without stockholder approval

✓	Independent Compensation Committee

✓	Independent compensation consultant

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	3

Fiscal 2019 Compensation Summary

The following table sets forth the cash and other compensation that we paid to our named executive officers or that was otherwise earned by our named executive officers for their services in all employment capacities during 2019. See the Summary Compensation Table of the Proxy Statement for additional information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert W. Beck, President and Chief Executive Officer (Former Executive Vice President and Chief Financial Officer)	178,630	—	224,981	224,990	178,630	73,104	880,335
Peter R. Knitzer, Former President and Chief Executive Officer	600,000	—	1,049,946	524,997	1,928,715	82,747	4,186,405
John D. Schachtel, Executive Vice President and Chief Operating Officer	400,000	—	299,984	149,994	322,800	61,705	1,234,483
Donald E. Thomas, Former Executive Vice President and Chief Financial Officer	266,301	200,000	—	—	214,905	35,021	716,227
Brian J. Fisher, Executive Vice President, General Counsel, and Secretary	335,000	—	217,459	133,748	371,601	15,910	1,073,718
Daniel J. Taggart, Former Executive Vice President and Chief Credit Risk Officer	375,000	—	331,221	190,622	436,789	20,022	1,353,654

2021 Annual Meeting of Stockholders

◾	Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us no later than December 23, 2020.

◾	Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us not earlier than January 21, 2021 and not later than February 20, 2021.

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	4

GENERAL INFORMATION

AND FREQUENTLY ASKED QUESTIONS

This proxy statement (the “Proxy Statement”) and the accompanying proxy card are first being sent on or about April 22, 2020, to the stockholders of Regional Management Corp., a Delaware corporation (“Regional,” the “Company,” “we,” “us,” and “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 21, 2020, at 3:00 p.m. Eastern Time and any postponement or adjournment thereof. Our Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2019, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Why did I receive a proxy card and Proxy Statement?

As a stockholder of record on April 7, 2020, you are entitled to vote at the Annual Meeting. The accompanying proxy card is for use at the Annual Meeting if a stockholder either will be unable to attend virtually on May 21, 2020 or will attend virtually but wishes to vote by proxy in advance of the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote by proxy in advance. Instructions as to how you may cast your vote by proxy are found on the proxy card. If you attend the virtual Annual Meeting, you may revoke your proxy and vote your shares electronically during the virtual Annual Meeting.

The proxy card is solicited by mail by and on behalf of the Board, and the cost of soliciting proxies will be borne by us. In addition to solicitations by mail, proxies may be solicited in person, by telephone, or via the Internet by our directors and officers who will not receive additional compensation for such services. We will request banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to our beneficial owners.

Why is the Annual Meeting taking place virtually this year?

We will host the Annual Meeting exclusively live online this year due to the circumstances surrounding the existence and spread of the novel coronavirus (“COVID-19”) pandemic. Federal, state, and local governments have encouraged, and in some instances ordered, businesses to restrict all unnecessary travel and limit the size of gatherings to avoid the spread of COVID-19. As a result, and in order to protect the health and well-being of our directors, team members, and stockholders, we have decided to hold the Annual Meeting exclusively online this year. At this time, we intend to resume holding in-person meetings beginning with the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”).

How do I attend and participate in the Annual Meeting online?

We will host the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/RM2020. To enter the Annual Meeting, you will need to log in with the control number provided on your proxy card or voting instruction form. Once you are logged in to the Annual Meeting, instructions on how to participate, including how to submit questions and vote during the meeting, will be provided at www.virtualshareholdermeeting.com/RM2020. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate. We are committed to ensuring that our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it had been held in a physical location. If you have questions about accessing the website for the virtual Annual Meeting, please contact the Company’s Corporate Secretary by sending an email to investor.relations@regionalmanagement.com or calling (864) 448-7000 by May 18, 2020. If you encounter any technical difficulties with the log-in process or during the Annual Meeting, please call the technical support number that will be posted on the virtual Annual Meeting website.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) running the most updated version of applicable software and plugins. Stockholders (or their authorized representatives) should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Stockholders (or their authorized representatives) should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	5

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is:

(i)	to elect the nine nominees named in the Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified;

(ii)	to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

(iii)	to hold an advisory vote to approve executive compensation; and

(iv)	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Who is entitled to vote?

Only stockholders of record at the close of business on April 7, 2020 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 11,175,028 shares of our common stock, $0.10 par value per share, were outstanding. The holders of common stock are entitled to one vote per share for each director nominee and to one vote per share on any other proposal presented at the Annual Meeting.

Brokers that are members of certain securities exchanges and that hold shares of our common stock in “street name” on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the New York Stock Exchange (“NYSE”) rules and regulations governing such brokers, the proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The proposals to elect directors and to approve executive compensation are considered “non-discretionary,” and therefore, brokers cannot vote your shares on these proposals when they do not receive voting instructions from you.

What constitutes a quorum?

The representation, virtually or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions, and “broker non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of determining whether there is a quorum at the meeting.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/RM2020 will have an opportunity to submit questions about topics of importance to the Company’s business and affairs live via the Internet during a designated portion of the meeting. Instructions for submitting questions during the virtual Annual Meeting will be available at www.virtualshareholdermeeting.com/RM2020 during the meeting. Stockholders may also submit a question in advance of the Annual Meeting at www.proxyvote.com. In both cases, stockholders must have available their control number provided on their proxy card or voting instruction form. All questions from stockholders that are pertinent to Annual Meeting matters will be answered during the meeting, subject to time limitations.

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	6

How do I vote?

Stockholders may vote by proxy or by attending the virtual Annual Meeting online and voting electronically during the Annual Meeting. Instructions as to how you may cast your vote by proxy are set forth below and are found on the accompanying proxy card.

Vote by Internet:

Before the Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2020. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to www.virtualshareholdermeeting.com/RM2020

You may attend the meeting via the Internet and vote electronically during the meeting. Have your proxy card in hand when you access the website, and follow the instructions.

Vote by Mail: Mark, sign, and date your proxy card and promptly return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Will other matters be voted on at the Annual Meeting?

Aside from the three proposals described above, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the best judgment of the persons named as proxy holders and attorneys-in-fact in the proxies.

May I revoke my proxy instructions?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) filing with our Corporate Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly completing a later-dated proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the Annual Meeting; or (iii) attending the virtual Annual Meeting and voting electronically (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina 29651, Attention: Corporate Secretary, before the taking of the vote at the Annual Meeting.

How many votes are required to approve each proposal?

With respect to the proposal to elect directors (Proposal No. 1), the nine nominees receiving the highest number of affirmative votes of the shares present, virtually or represented by proxy, and entitled to vote at the Annual Meeting shall be elected as directors. Regarding the proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 2), an affirmative vote of a majority of the shares present, virtually or represented by proxy, and voting on such matter is required for approval. Likewise, the compensation of executive officers (Proposal No. 3) will be approved, on an advisory basis, if a majority of the shares present, virtually or represented by proxy, and voting on such matter is cast in favor of the proposal. “Broker non-votes” are not considered voted for the particular matter, and for proposals subject to majority voting that are considered “non-discretionary” (Proposal No. 3), “broker non-votes” have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. For proposals subject to majority voting that are considered “discretionary” (Proposal No. 2), there will be no “broker non-votes” and brokers may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions. Virtual attendance at our Annual Meeting constitutes presence for purposes of the vote required under our Amended and Restated Bylaws (the “Bylaws”).

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	7

Because your vote on Proposal No. 3 is advisory, it will not be binding on us, our Board, or our Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

The persons named as proxy holders and attorneys-in-fact in the proxy card, Robert W. Beck and Brian J. Fisher, were selected by the Board and are officers of the Company. All properly executed proxy cards returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy card with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such shares will be voted “FOR” the election of all director nominees, “FOR” the ratification of the appointment of our independent registered public accounting firm, and “FOR” the advisory approval of executive compensation.

How can I correspond directly with Regional Management Corp.?

The address of our principal executive office is 979 Batesville Road, Suite B, Greer, South Carolina 29651, and our telephone number is (864) 448-7000. In addition, any person interested in communicating directly with the Chair of our Board or with any other Board member may address such communication to our Corporate Secretary, 979 Batesville Road, Suite B, Greer, South Carolina 29651, who will forward such communication to the appropriate party.

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	8

BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE MATTERS

The Board is responsible for directing and overseeing the management of our business and affairs in a manner consistent with the best interests of the Company and its stockholders. The Board has implemented written Corporate Governance Guidelines designed to assist the Board in fulfilling its duties and responsibilities. The Corporate Governance Guidelines address a number of matters applicable to directors, including Board composition, structure, and policies; director qualification standards; Board meetings; committees of the Board; roles and expectations of the Board and its directors; director compensation; management succession planning; and other matters. These Corporate Governance Guidelines are available on our Investor Relations website at www.regionalmanagement.com. A stockholder may request a copy of the Corporate Governance Guidelines by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651.

Director Qualifications

Our Corporate Governance and Nominating Committee (the “Nominating Committee”) is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating Committee considers minimum individual qualifications, including relevant career experience, strength of character, mature judgment, familiarity with our business and industry, independence of thought, and an ability to work collegially with the other members of the Board, and all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations (such as antitrust issues), corporate governance background, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board. The Board and the Nominating Committee monitor the mix of specific experience, qualifications, and skills of the Company’s directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure. Stockholders may also nominate directors for election at our annual stockholders’ meeting by following the provisions set forth in our Bylaws, and in such a case, the Nominating Committee will consider the qualifications of directors proposed by stockholders.

When determining whether director nominees have the experience, qualifications, attributes, and professional and functional skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating Committee has focused primarily on the valuable contributions of incumbent directors to our success in recent years and on the skills, experience, and individual attributes that each director nominee brings to the Board, including those discussed in the biographical descriptions and matrix set forth below.

Board Diversity

The Board recognizes and embraces the value of a diverse board of directors in improving the quality of its performance and our success. Diversity promotes the inclusion of different perspectives and ideas, mitigates against groupthink, and ensures that the Board has the opportunity to benefit from all available talent. The Board also recognizes the need for its directors to understand and to be able to respond effectively to the financial needs of its diverse customer base. The promotion of a diverse Board makes prudent business sense and makes for better corporate governance.

In February 2018, the Board approved its Board Diversity Policy (the “Diversity Policy”), which is available on our Investor Relations website at www.regionalmanagement.com. The Diversity Policy establishes the Board’s approach to achieving and maintaining diversity on the Board. The Board and the Nominating Committee are committed to actively seeking out highly qualified, diverse candidates to include in the pool from which Board nominees are chosen. The Board seeks to comprise itself of talented and dedicated directors with a diverse mix of expertise in areas needed to foster our business success, as well as a diversity of personal characteristics that include, but are not limited to, gender, race, ethnicity, national origin, sexual orientation, age, and geography. The Board and the Nominating Committee implement the Diversity Policy by maintaining a director candidate list comprised of individuals qualified to fill openings on the Board, which includes candidates with useful expertise who possess diverse personal backgrounds. When director openings occur, the list will be used to assist in selecting

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	9

new directors. Ultimately, the selection of new directors will be based on the Board’s judgment of the overall contributions that a candidate will bring to the Board, giving due weight to diverse personal characteristics that contribute to the Board achieving the objectives of the Diversity Policy.

The Nominating Committee is charged with reviewing all steps taken pursuant to the Diversity Policy on an annual basis, assessing the Board’s progress in achieving diversity, and presenting its findings and assessment to the full Board for input. In 2019, the Board was awarded the Latino Corporate Directors Association 2019 Corporate Visionary Award in recognition of Regional’s commitment to an inclusive and diverse Board, which includes four Latino members. In addition, the Board was nominated for NACD NXT™ recognition by the National Association of Corporate Directors, which applauds exemplary board leadership practices that promote greater diversity and inclusion. Also in 2019, the Board commenced a search for a new independent director resulting in the appointment of Sandra K. Johnson, our second female director and first African American director, effective as of April 21, 2020. Following Dr. Johnson’s appointment, more than 50% of the Board is racially or ethnically diverse.

The Nominating Committee and the Board are proud of the diverse characteristics of the Company’s directors and will continue to promote diversity initiatives at the Board level and throughout the Company.

Current Directors and Director Nominees

The Board has the discretion to determine the size of the Board, the members of which are elected at each year’s annual meeting of stockholders. Our Board currently consists of nine directors: Carlos Palomares, Robert W. Beck, Jonathan D. Brown, Roel C. Campos, Maria Contreras-Sweet, Michael R. Dunn, Steven J. Freiberg, Sandra K. Johnson, and Alvaro G. de Molina, with Mr. Palomares serving as Chair of the Board. Each of these individuals has also been nominated as a director candidate for election at the Annual Meeting.

Biographical information of each of our directors is provided below. In addition, following the biographical information of our directors, we have provided a matrix summarizing the background, skills, experience, qualifications, and other attributes of our directors that led the Nominating Committee and the Board to conclude that such individuals would provide valuable contributions to our business and should therefore serve our company as its directors.

CARLOS PALOMARES Age: 75 Director Since: 2012 Chair of the Board Member of the Audit Committee and Compensation Committee	Mr. Palomares has been a director of Regional since March 2012 and currently serves as Chair of the Board. Since 2007, Mr. Palomares has been President and Chief Executive Officer of SMC Resources, a consulting practice that advises senior executives on business and marketing strategy. From 2001 to 2007, Mr. Palomares was Senior Vice President at Capital One Financial Corp., and he was Chief Operating Officer of Capital One Federal Savings Bank banking unit from 2004 to 2007. Prior to joining Capital One, Mr. Palomares held a number of senior positions with Citigroup Inc. and its affiliates, including Chief Operating Officer of Citibank Latin America Consumer Bank from 1998 to 2001, Chief Financial Officer of Citibank North America Consumer Bank from 1997 to 1998, Chairman and CEO of Citibank Italia from 1990 to 1992, and President and CEO of Citibank FSB Florida from 1992 to 1997. Mr. Palomares serves on the Boards of Directors of Pan American Life Insurance Group, Inc. and Banesco USA, a privately held financial institution. Mr. Palomares earned a B.S. degree in Quantitative Analysis from New York University.

ROBERT W. BECK Age: 56 President and Chief Executive Officer Director Since: 2020	Mr. Beck has served as President and Chief Executive Officer and as a director of Regional since March 2020. From July 2019 until March 2020, Mr. Beck served as Executive Vice President and Chief Financial Officer of Regional. Prior to joining Regional as Chief Financial Officer in July 2019, he was Executive Vice President and Chief Operating Officer of the Leukemia and Lymphoma Society. Before that, he spent 29 years at Citibank, serving in various roles. Most recently, Mr. Beck was the Chief Operating Officer of Citibank’s US Retail Bank, after previously serving as

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Chief Financial Officer of Citibank’s US Consumer and Commercial Bank. Prior to that, Mr. Beck served in a number of different roles at Citibank, including head of Citigroup Corporate Finance, head of Citigroup Reengineering, and co-head of Citigroup Corporate M&A. Mr. Beck received his BS in Business Administration and Management from Washington University in St. Louis, and his MBA in Finance and International Business from New York University’s Stern School of Business.

JONATHAN D. BROWN Age: 35 Director Since: 2018

Mr. Brown has served as a director of Regional since January 2018. He is a partner with Basswood Capital Management L.L.C. (“Basswood”), an alternative asset manager. Mr. Brown joined Basswood in 2009. In his current role, Mr. Brown is responsible for the research and investment analysis of companies across a broad range of sectors, with a specialized focus on financial services. Prior to Basswood, Mr. Brown worked at Sandelman Partners and Goldman Sachs. Mr. Brown graduated from Emory University’s Goizueta School of Business in 2006 with a B.B.A., holding dual concentrations in Finance and Strategy & Management Consulting, as well as a minor in History.

Mr. Brown is the representative of Basswood, our largest stockholder. For a description of our cooperation agreement with Basswood, pursuant to which Mr. Brown is nominated, see “Other Information – Certain Relationships and Related Person Transactions – Cooperation Agreement,” below.

ROEL C. CAMPOS Age: 71 Director Since: 2012 Chair of the Corporate Governance and Nominating Committee Member of the Compensation Committee	Mr. Campos has served as a director of Regional since March 2012. He has been a partner and currently serves as Senior Counsel with the law firm of Hughes Hubbard & Reed LLP since February 2016, where he practices in the areas of securities regulation, corporate governance, and securities enforcement and serves as Chair of the firm’s Securities Enforcement Practice. Prior to joining Hughes Hubbard & Reed LLP, Mr. Campos was a partner with Locke Lord LLP (April 2011 to February 2016) and Cooley LLP (September 2007 to April 2011). Prior to that, he received a presidential appointment and served as a Commissioner of the Securities and Exchange Commission (the “SEC”) from 2002 to 2007. Prior to serving with the SEC, Mr. Campos was a founding partner of a Houston-based radio broadcaster. Earlier in his career, he practiced corporate law and served as a federal prosecutor in Los Angeles, California. Mr. Campos also previously served from January 2013 to May 2017 on the board of directors of WellCare Health Plans, Inc., a publicly-held entity which provides managed care services targeted to government-sponsored health care programs. He is also a director of a private registered broker-dealer, Liquidnet Holdings, Inc. Mr. Campos also serves on the Board of Visitors to the United States Air Force Academy, and on various non-profit boards. From 2008 to 2013, Mr. Campos served by selection of President Barack Obama on the President’s citizen Presidential Intelligence Advisory Board. Mr. Campos earned a B.S. degree from the United States Air Force Academy, an M.B.A. degree from the University of California, Los Angeles, and a J.D. degree from Harvard Law School.

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MARIA CONTRERAS-SWEET Age: 64 Director Since: 2018 Member of the Corporate Governance and Nominating Committee and the Compensation Committee	Ms. Contreras-Sweet has been a director of Regional since January 2018. She is the Managing Partner of Rockway Equity Partners, and she previously served as a member of President Obama’s cabinet as the 24th Administrator of the U.S. Small Business Administration from April 2014 to January 2017. Since March 2017, Ms. Contreras-Sweet has served as a director and member of the audit committee of Sempra Energy, a publicly-traded energy-services company that invests in, develops, and operates energy infrastructure and provides electric and gas services to customers in North and South America. She was a founder of ProAmerica Bank, where she served as Executive Chairwoman from 2006 to 2014, and Co-Founder and Managing Partner of Fortius Holdings from 2003 to 2006. Prior to that, Ms. Contreras-Sweet served as the California cabinet Secretary of the Business, Transportation and Housing Agency from 1999 to 2003. Earlier in her career, she was a senior executive with Westinghouse Electric Company’s 7-Up/RC Bottling Company. Ms. Contreras-Sweet is also a Distinguished Fellow of the LARTA Institute and serves on the Board of Directors of the Bipartisan Policy Center. She has been bestowed with honorary doctorates from Tufts University, Whittier College, California State University, Los Angeles, and La Verne University.

MICHAEL R. DUNN Age: 68 Director Since: 2014	Mr. Dunn has been a director of Regional since July 2014. He previously served as Chief Executive Officer of Regional from October 2014 through July 2016 and as Executive Chairman of the Board from August 2016 through December 2016. Prior to joining Regional, Mr. Dunn was a partner at the private equity firm of Brysam Global Partners, a specialized firm focusing on investment in international banking and consumer lending companies, from 2007 through 2013. Mr. Dunn served as a board or alternate board member for all of Brysam’s portfolio companies. Prior to that, Mr. Dunn was with Citigroup for over 30 years, where he was the Chief Financial Officer of the Global Consumer Group from 1996 through 2007, adding the title of Chief Operating Officer of the Group in 2005. He was also a member of the Citigroup Management and Operating Committees. Mr. Dunn previously served on the boards of Banamex, a wholly-owned Mexican bank subsidiary of Citigroup, and on the U.S.-based Student Loan Corporation, of which Citigroup owned a majority interest. He holds a B.S. degree from New York University and attended the University of Michigan Executive Program. He is a Certified Public Accountant in New York State.

STEVEN J. FREIBERG Age: 63 Director Since: 2014 Chair of the Compensation Committee Member of the Audit Committee	Mr. Freiberg has been a director of Regional since July 2014. He is the founder of Grand Vista Partners (a private investment office), a Senior Advisor to Towerbook Capital Partners (a private equity firm), and a Senior Advisor to The Boston Consulting Group. Previously, Mr. Freiberg served as Interim Chief Financial Officer of Social Finance, Inc. from May 2017 until April 2018, and as a director and the Chief Executive Officer of E*TRADE Financial Corporation from April 2010 until August 2012. Prior to joining E*TRADE, Mr. Freiberg spent 30 years at Citigroup and its predecessor companies and affiliates. Among his notable roles at Citigroup, Mr. Freiberg served as Co-Chairman/Chief Executive Officer of Citigroup’s Global Consumer Group, Chairman and Chief Executive Officer of Citi Cards—Citigroup’s leading global credit card business—and Chairman and Chief Executive Officer of Citigroup’s North American Investment Products Division. Additionally, he was a member of Citigroup’s Executive, Management, and Operating Committees, and he served on the board of

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directors of several of Citigroup’s affiliates, including Citibank N.A., Citicorp Credit Services Inc., Citicorp Investment Services, Citicorp Insurance Group, Citibank Trust N.A., Citibank FSB, and the Citigroup Foundation. Mr. Freiberg has served on the board of directors of MasterCard Incorporated, a publicly-traded multinational financial services corporation, since September 2006 and currently chairs its audit committee. He also served on the former U.S. region board of MasterCard from January 2001 until May 2006 and served as Chairman of MasterCard’s United States region board from 2004 until May 2006. In addition, Mr. Freiberg currently serves as Vice Chair of the board of directors of Social Finance, Inc., a private online personal finance company that provides student loan refinancing, mortgages, and personal loans. Mr. Freiberg also serves on the board of directors or equivalent governing body of Fair Square Financial, LLC (a private credit card issuer that provides credit cards to “near-prime” customers) and Purchasing Power, LLC (a private specialty e-retailer offering consumer products, vacations, and online education services through payment plans). Mr. Freiberg recently became the Chair of The Rewards Network, one of the largest merchant-funded, card-linked reward networks in the United States.

SANDRA K. JOHNSON, PH.D. Age: 59 Director Since: 2020 Member of the Corporate Governance and Nominating Committee	Dr. Johnson has been a director of Regional since April 2020. She is the founder, Chief Executive Officer, and Chief Technology Officer of Global Mobile Finance, Inc., a fintech startup company based in Research Triangle Park, North Carolina. She is also the founder and Chief Executive Officer of SKJ Visioneering, LLC, a technology consulting company. From November 2012 to February 2014, Dr. Johnson served as the Chief Technology Officer for IBM Central, East and West Africa. Prior to 2014, she spent 11 years as a Senior Technical Staff Member of the IBM Systems and Technology Group, serving in various roles, including Business Development Executive for IBM Middle East and Africa, Chief Technology Officer for IBM’s Global Small and Medium Business, and the Linux Performance Architect. Dr. Johnson has conducted extensive research and published her findings in a number of computer-related and information technology areas, she has authored and co-authored over 80 publications, and she was part of the design team that developed the prototype for the IBM Scalable Parallel Processor (SP2), the base machine for “Deep Blue,” IBM’s world famous chess machine. Dr. Johnson was a member of the IBM Academy of Technology, a group consisting of the top 1% of IBM’s over 250,000 technical professionals. She has also received numerous technical and professional awards, and is an IBM Master Inventor with over 40 patents issued and pending. Dr. Johnson earned her B.S., M.S., and Ph.D. degrees in electrical engineering from Southern University, Stanford University, and Rice University, respectively. She is the first African-American woman to earn a Ph.D. in electrical engineering, with a concentration in computer engineering, in the United States. Dr. Johnson is a member of the Institute of Electrical and Electronics Engineers (“IEEE”) and the Association for Computing Machinery (“ACM”). She is also an IEEE Fellow and an ACM Distinguished Engineer.

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ALVARO G. DE MOLINA Age: 62 Director Since: 2012 Chair of the Audit Committee Member of the Corporate Governance and Nominating Committee	Mr. de Molina has been a director of Regional since March 2012. Until 2009, Mr. de Molina was the Chief Executive Officer of GMAC LLC, which he originally joined as Chief Operating Officer in 2007. Since departing GMAC LLC, Mr. de Molina has been a private investor. He joined Cerberus Capital Management for a period during 2007 where he worked with the operations group, following a 17-year career at Bank of America, where he most recently served as its Chief Financial Officer from 2005 until 2007. During his tenure at Bank of America, Mr. de Molina also served as Chief Executive Officer of Banc of America Securities, President of Global Capital Markets and Investment Banking, head of Market Risk Management, and Corporate Treasurer. Previously, he also served in key roles at JPMorgan Chase Bank, N.A., Becton, Dickinson and Company, and PriceWaterhouse LLP (now PricewaterhouseCoopers LLP). From September 2012 until February 2018, Mr. de Molina served on the board of directors of Walter Investment Management Corp., a publicly-held entity which is an asset manager, mortgage servicer, and mortgage portfolio owner specializing in less-than-prime, non-conforming, and other credit-challenged mortgage assets. He holds a B.S. degree in Accounting from Fairleigh Dickinson University and an M.B.A. degree from Rutgers Business School and is a graduate of the Duke University Advanced Management Program.

There are no family relationships among any of our directors or executive officers.

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Matrix of Director Skills, Experience, and Demographic Background

The following table provides our stockholders and other interested parties with an overview of our directors’ skills, experience, and demographic background. These qualities are of particular value to our business and led the Nominating Committee and the Board to conclude that such individuals would provide valuable contributions to our company and should therefore serve our company as its directors.

MariaRobert W. Jonathan Roel C. Michael R. Steven J. Sandra K. Alvaro G. Carlos Contreras-Beck D. Brown Campos Dunn Freiberg Johnson de Molina Palomares Sweet Financial Services Industry Other Public Co. Board of Directors Executive Management Entrepreneurship/Business Operations Credit Risk Management Corporate Finance or Capital Allocation Marketing and/or Public Relations Marketing to Hispanic Population Mergers and Acquisitions Human Resources/Executive Comp Cybersecurity or Technology/Innovation Information Technology or Blockchain Corporate Governance Government Affairs Regulatory and/or SEC Compliance Audit Committee Financial Expert SOX and Internal Audit Risk Management Business Ethics Investor Relations Demographic BackgroundBoard Tenure and IndependenceYear First Appointed or Elected 2020 2018 2012 2018 2014 2014 2020 2012 2012Board Independent GenderMale Female AgeYears Old 56 35 71 64 68 63 59 62 75Race/EthnicityWhite/Caucasian Hispanic/Latino African American

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Board Independence

Ms. Contreras-Sweet, Dr. Johnson, and Messrs. Brown, Campos, Freiberg, de Molina, and Palomares are each independent in accordance with the criteria established by the NYSE for independent board members. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In making these determinations, the Board reviewed the information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. We define an “independent” director in accordance with Section 303A.02 of the NYSE Rules. The categorical standards that the Board has established to assist it in making independence determinations can be found in our Corporate Governance Guidelines on our Investor Relations website at www.regionalmanagement.com.

Leadership Structure

As described in the Corporate Governance Guidelines, the Board may select its Chair and our Chief Executive Officer in any way that it considers to be in our best interests. Therefore, the Board does not have a policy on whether the roles of Chair and Chief Executive Officer should be separate or combined and, if they are to be separate, whether the Chair should be selected from the independent directors.

Mr. Palomares was appointed to serve as Chair of our Board in July 2019, replacing Mr. de Molina who previously served as Chair. At this time, the Board believes that the separation of the roles of Chair and Chief Executive Officer promotes communication between the Board, the Chief Executive Officer, and other senior management, and enhances the Board’s oversight of management. We believe that our leadership structure provides increased accountability of our Chief Executive Officer to the Board and encourages balanced decision-making. We also separate the roles in recognition of the differences in the roles. While the Chief Executive Officer is responsible for day-to-day leadership of the Company and the setting of strategic direction, the Chair provides guidance to the Chief Executive Officer and coordinates and manages the operations of the Board and its committees.

At this time, the Board believes that its current leadership structure, with an independent Chair, is appropriate for the Company and provides many advantages to the effective operation of the Board. The Board will periodically evaluate and reassess the effectiveness of this leadership structure.

Meetings

The Board held 13 meetings during the fiscal year ended December 31, 2019. During 2019, each current director then in office attended more than 75% of the total number of meetings of the Board and committees on which he or she served. In addition to formal Board meetings, our Board communicates from time to time via telephone, electronic mail, and informal meetings, and our Board and its committees may act by written consent in lieu of a formal meeting. Our non-employee directors met in executive session following each of our regular, quarterly Board meetings in 2019, and the independent members of our Board also periodically met in executive session in 2019. Mr. Palomares presides over each executive session of our non-employee directors and independent directors.

Other than an expectation set forth in our Corporate Governance Guidelines that each director will make every effort to attend the annual meeting of stockholders, we do not have a formal policy regarding the directors’ attendance at annual meetings. All of our directors then in office attended our last annual meeting of stockholders held on April 25, 2019.

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Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

	Audit	Compensation	Corporate Governance and Nominating
Roel C. Campos		✓	Chair

Maria Contreras-Sweet		✓	✓

Steven J. Freiberg	✓	Chair

Sandra K. Johnson			✓

Alvaro G. de Molina	Chair		✓

Carlos Palomares	✓	✓
Number of Meetings Held in 2019:	6	6	3

Audit Committee

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Messrs. de Molina, Freiberg, and Palomares. Mr. de Molina was appointed as Chair of the Audit Committee in July 2019, replacing Mr. Palomares as Chair. In accordance with SEC rules and NYSE rules, each of the members of our Audit Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of audit committee membership independence. In addition, the Board has examined the SEC’s definition of “audit committee financial expert” and has determined that Messrs. de Molina, Freiberg, and Palomares satisfy this definition.

Pursuant to the Audit Committee’s written charter, our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm, and pre-approving the audit and non-audit services to be performed by our independent auditors;

•	discussing the scope and results of the audit with the independent registered public accounting firm;

•	assisting the Board in evaluating the qualifications, performance, and independence of our independent auditors;

•	assisting the Board in monitoring the quality and integrity of our financial statements and our accounting and financial reporting processes;

•	assisting the Board in monitoring our compliance with legal and regulatory requirements;

•	assisting the Board in reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•	assisting the Board in monitoring the performance of our internal audit function;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•

establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees and others of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

The Audit Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Audit Committee, is posted on our Investor Relations website at www.regionalmanagement.com. A stockholder may request a copy of the Audit Committee Charter by contacting our Corporate Secretary at 979 Batesville Road,

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Suite B, Greer, South Carolina 29651. The Audit Committee held six meetings during the fiscal year ended December 31, 2019.

Compensation Committee

Our Compensation Committee consists of Mr. Freiberg (Chair), Mr. Campos, Ms. Contreras-Sweet, and Mr. Palomares. In accordance with NYSE rules, each of the members of our Compensation Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of compensation committee membership independence. Pursuant to the Compensation Committee’s written charter, our Compensation Committee is responsible for, among other things:

•

reviewing and approving, or making recommendations to the Board with respect to, corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;

•

reviewing and approving the compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements, and any other benefits, compensation, or arrangements;

•	reviewing and recommending the compensation of our directors;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis”;

•	preparing the Report of the Compensation Committee; and

•	reviewing and making recommendations with respect to our equity compensation plans.

The Compensation Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation Committee. Additionally, the Compensation Committee may delegate to one or more of our officers the authority to make grants and awards of cash or options or other equity securities to any of our non-Section 16 officers under our incentive-compensation or other equity-based plans, as the Compensation Committee deems appropriate and in accordance with the terms of such plans, provided that such delegation is in compliance with such plans and applicable law.

The Compensation Committee has the authority to hire outside advisors and experts, including compensation consultants to assist it with director and executive officer compensation determinations. See “Compensation Discussion and Analysis – Compensation Objectives and Approaches – Compensation Determination Process” for information about our independent compensation consultant.

The Compensation Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Compensation Committee, is posted on our Investor Relations website at www.regionalmanagement.com. A stockholder may request a copy of the Compensation Committee Charter by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651. The Compensation Committee held six meetings during the fiscal year ended December 31, 2019.

Corporate Governance and Nominating Committee

Our Nominating Committee consists of Mr. Campos (Chair), Ms. Contreras-Sweet, Dr. Johnson, and Mr. de Molina. In accordance with NYSE rules, each of the members of our Nominating Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of corporate governance and nominating committee membership independence. Pursuant to the Nominating Committee’s written charter, the Nominating Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees to the Board;

•	overseeing the evaluation of the Board;

•	overseeing our guidelines and policies with respect to risk assessment and risk management;

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•	reviewing developments in corporate governance practices and developing, recommending, and maintaining a set of corporate governance guidelines; and

•	recommending members for each committee of our Board.

The Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing to serve and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for the Nominating Committee’s consideration in connection with the 2021 Annual Meeting should forward the candidate’s name and information about the candidate’s qualifications to Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina 29651, Attn: Corporate Secretary, not earlier than January 21, 2021 nor later than February 20, 2021.

The Nominating Committee will select individuals, including candidates proposed by stockholders, as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of our stockholders. In evaluating nominees, the Nominating Committee will consider, among other things, the director qualifications described above and will apply the objectives outlined in the Diversity Policy.

The Nominating Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Nominating Committee, is posted on our Investor Relations website at www.regionalmanagement.com. A stockholder may request a copy of the Nominating Committee Charter by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651. The Nominating Committee held three meetings during the fiscal year ended December 31, 2019.

Role in Risk Oversight

As part of its role in risk oversight, our Nominating Committee is responsible for reviewing our risk assessment and risk management practices, and for discussing its findings with both management and our independent registered public accounting firm. The Board and the Nominating Committee periodically review the risks that may potentially affect us and management’s efforts to manage those risks, including risks reflected in our periodic filings. For example, on a periodic basis, members of the Board and the Nominating Committee engage with management and/or third-party consultants to assess the cyber threat landscape, to evaluate our information security program, to review the results of penetration testing, and to analyze the design, effectiveness, and ongoing enhancement of our capabilities to monitor, prevent, and respond to cyber threats and events. The Board may also request supplemental information and disclosure about any other specific area of interest and concern relevant to risks it believes are faced by us and our business. Finally, the Board may also consider emerging or evolving risks as they arise, such as risks related to the COVID-19 pandemic, and may either meet as a full Board or assign risks to a committee for continuing oversight.

The Board believes that our current leadership structure enhances its oversight of risk management because our Chief Executive Officer, who is ultimately responsible for our risk management process, is in the best position to discuss with the Board these key risks and management’s response to them by also serving as a director of the Company.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all of our directors, officers, and employees and must be acknowledged in writing by our Chief Executive Officer and Chief Financial Officer. In February 2020, the Board approved certain amendments to the Code of Ethics, which were intended to update and bring the Code of Ethics more in line with current best practices. The Code of Ethics is posted on our Investor Relations website at www.regionalmanagement.com. A stockholder may request a copy of the Code of Ethics by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651. To the extent permissible under applicable law, the rules of the SEC, and NYSE listing standards, we intend to disclose on our website any amendment to our Code of Ethics, or any grant of a waiver from a provision of our Code of Ethics, that requires disclosure under applicable laws, the rules of the SEC, or NYSE listing standards.

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Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2019, Mr. Campos, Ms. Contreras-Sweet, Mr. Freiberg, and Mr. Palomares served on our Compensation Committee. No member of the Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries or had any relationship during the fiscal year ended December 31, 2019 that would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, during the fiscal year ended December 31, 2019, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Board or Compensation Committee.

Communications with the Board

Each member of the Board is receptive to and welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, including, without limitation, the Chair of the Board, any independent director, or the independent directors as a group, by addressing such communications or concerns to our Corporate Secretary, 979 Batesville Road, Suite B, Greer, South Carolina, 29651, who will forward such communications to the appropriate party.

If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence will be forwarded to the chair of the Audit Committee. If no particular director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit Committee, Compensation Committee, or Nominating Committee, as appropriate.

Anyone who has concerns regarding (i) questionable accounting, internal accounting controls, and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of our accounting policies, (ii) compliance with legal and regulatory requirements, or (iii) retaliation against employees who voice such concerns, may communicate these concerns by writing to the attention of the Audit Committee as set forth above, or by calling (800) 224-2330 at any time.

Director Compensation

Quality non-employee directors are critical to our success. We believe that the two primary duties of non-employee directors are to effectively represent the long-term interests of our stockholders and to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:

•	Adequately compensate directors for their responsibilities and time commitments and for the personal liabilities and risks that they face as directors of a public company;

•	Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity, and business character;

•	Align the interests of directors with our stockholders by providing a significant portion of compensation in equity and requiring directors to own our stock; and

•	Provide compensation that is simple and transparent to stockholders and reflects corporate governance best practices.

The Compensation Committee, with the assistance of the Compensation Committee’s executive compensation consultant, reviews the compensation of our non-employee directors. In benchmarking director compensation, we use the same compensation peer group that is used to benchmark compensation for our named executive officers (see “Compensation Discussion and Analysis – Compensation Objectives and Approaches – Compensation Determination Process” for information about the peer group).

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Our employees who serve as directors receive no separate compensation for service on the Board or on committees of the Board. We maintain a non-employee director compensation program structured as follows:

•

Board Cash Retainer: Each non-employee director receives an annual cash retainer of $70,000 payable in quarterly installments ($90,000 in the case of the chair or lead independent director, if applicable, of the Board).

•

Committee Member Cash Retainer: Each member of the Audit Committee, Compensation Committee, and Nominating Committee receives an additional annual cash retainer of $8,750 payable in quarterly installments ($17,500 in the case of the chair of each committee).

•

Board Equity-Based Award: Each non-employee director receives, on an annual basis, shares of restricted common stock with a value equal to $90,000 ($110,000 in the case of the chair or lead independent director, if applicable, of the Board).

•

Committee Member Equity-Based Award: Each member of the Audit Committee, Compensation Committee, and Nominating Committee receives, on an annual basis, additional shares of restricted common stock with a value equal to $8,750 ($17,500 in the case of the chair of each committee).

The restricted stock awards (each, an “RSA”) are granted on the fifth business day following the date of the annual stockholders’ meeting at which directors are elected. The number of shares subject to the RSA is determined by dividing the value of the award by the closing price per share of common stock on the grant date (rounded down to the nearest whole share). The RSA vests and becomes non-forfeitable as to 100% of the underlying shares on the earlier of the first anniversary of the grant date or the date of the next annual stockholders’ meeting, subject to the director’s continued service from the grant date until the vesting date, or upon the earlier occurrence of the director’s termination of service as a director by reason of death or disability or upon a change in control of the Company. In the event of the director’s termination of service for any other reason, the director forfeits the RSA immediately. The RSA is subject to the terms and conditions of the Regional Management Corp. 2015 Long-Term Incentive Plan (as amended and restated, effective April 27, 2017) (the “2015 Plan”) and an RSA agreement, the form of which was previously approved by the Compensation Committee and the Board and filed with the SEC.

Under the 2015 Plan, the maximum number of shares of common stock subject to awards granted during any 12-month period to a non-employee director, taken together with any cash fees paid during such 12-month period to such non-employee director in respect of Board service, may not exceed $600,000 in total value (calculating the value of any such awards based on the fair market value per share of common stock on the grant date of the award). In the event that the service of a director as a director, committee member, or Board or committee chair commences or terminates during the director’s annual service to us, the director’s cash compensation will be adjusted on a pro-rata basis. Annual service relates to the approximately 12-month period between our annual meetings of stockholders. Each director is also reimbursed for reasonable out-of-pocket expenses incurred in connection with his or her service on our Board, including the cost of attending continuing education seminars related to corporate board of directors service and other topics relevant to the Company.

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The following table provides information regarding the compensation paid to each of our non-employee directors for their service as non-employee directors during the fiscal year ended December 31, 2019.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Directors:

Jonathan D. Brown	70,000	90,000	160,000

Roel C. Campos	96,250	116,250	212,500

Maria Contreras-Sweet	87,500	107,500	195,000

Michael R. Dunn	70,000	90,000	160,000

Steven J. Freiberg	96,250	116,250	212,500

Sandra K. Johnson(3)	N/A	N/A	N/A

Alvaro G. de Molina	102,204	127,500	229,704

Carlos Palomares	101,624	116,250	217,874

(1)

The compensation shown in the table reflects pro-rated amounts based on the following: (a) in July 2019, Mr. Palomares succeeded Mr. de Molina as Chair of the Board, and (b) in July 2019, Mr. de Molina succeeded Mr. Palomares as Chair of the Audit Committee.

(2)

On May 2, 2019, in accordance with the non-employee director compensation program outlined above, we awarded all of the Company’s non-employee directors then in office shares of restricted common stock in the following amounts: Mr. Brown, 3,649 shares; Mr. Campos, 4,714 shares; Ms. Contreras-Sweet, 4,359 shares; Mr. Dunn, 3,649 shares; Mr. Freiberg, 4,714 shares; Mr. de Molina, 5,170 shares; and Mr. Palomares, 4,714 shares. These annual RSAs vest on the earlier of the first anniversary of the grant date or the date of the next annual stockholders’ meeting, subject to continued service of the director until the vesting date or as otherwise provided in the award agreement. Amounts shown are the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)	Dr. Johnson was appointed to the Board in April 2020 and, therefore, received no compensation for the fiscal year ended December 31, 2019.

The total number of shares subject to RSAs held by each of our non-employee directors as of December 31, 2019 was: Mr. Brown, 3,649 shares; Mr. Campos, 4,714 shares; Ms. Contreras-Sweet, 4,359 shares; Mr. Dunn, 3,649 shares; Mr. Freiberg, 4,714 shares; Mr. de Molina, 5,170 shares; and Mr. Palomares, 4,714 shares. In addition, Mr. Dunn previously held a performance-contingent restricted stock unit (“RSU”) award granted to him during his service as our Chief Executive Officer, pursuant to which 10,166 target shares remained outstanding at the beginning of 2019. In March 2019, our Compensation Committee determined that 116.5% of the target shares were earned based upon our performance over a three-year performance period that began on January 1, 2016 and ended on December 31, 2018. The total number of shares subject to non-qualified stock options held by each of our non-employee directors as of December 31, 2019 was: Mr. Campos, 28,670 shares; Mr. Dunn, 148,866 shares; Mr. Freiberg, 17,941 shares; Mr. de Molina, 30,166 shares; and Mr. Palomares, 28,670 shares. As of December 31, 2019, Dr. Johnson held no shares subject to RSAs, and Mr. Brown, Ms. Contreras-Sweet, and Dr. Johnson had no option awards outstanding. The outstanding equity awards held by Mr. Beck as of December 31, 2019 are set forth in the Outstanding Equity Awards at Fiscal Year-End table that is presented elsewhere in this Proxy Statement.

Currently, our director stock ownership requirement is 5x the annual cash retainer, placing the dollar value of the ownership requirement above the 75th percentile of our peer group.

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EXECUTIVE OFFICERS

The following is a brief description of the background, business experience, and certain other information regarding each of our executive officers:

Robert W. Beck (age 56) has served as President and Chief Executive Officer and as a director of Regional since March 2020. From July 2019 until March 2020, Mr. Beck served as Executive Vice President and Chief Financial Officer of Regional. Mr. Beck’s full biographical information is set forth above under “Board of Directors and Corporate Governance Matters – Current Directors and Director Nominees.”

John D. Schachtel (age 58) has served as Executive Vice President and Chief Operating Officer of Regional since May 2017. Mr. Schachtel has more than 30 years of experience in consumer financial services. From 2013 until 2016, Mr. Schachtel was the Chief Operating Officer of OneMain Financial Holdings, Inc. (formerly known as CitiFinancial). As Chief Operating Officer of OneMain Financial, Mr. Schachtel’s responsibilities included management and oversight of sales, field operations, marketing, and collections. Prior to assuming the Chief Operating Officer role, Mr. Schachtel served for over 10 years as OneMain/CitiFinancial’s Executive Vice President, Northeast and Midwest Division. Mr. Schachtel also held various other positions at OneMain/CitiFinancial during his 29-year career with the company, including Operations Director and Director of Field Compensation, New Branch Development, and Project Management, before becoming Senior Vice President of Corporate Marketing in 1999. Since March 2017, Mr. Schachtel has also served as a member of the Board of Directors of SilverSun Technologies, Inc., a publicly-traded business application, technology, and consulting company. He serves as the chairman of SilverSun’s compensation committee and as a member of its audit committee and its nominating and corporate governance committee. He received his M.B.A. in Finance from New York University and his B.S. degree in Industrial Engineering and Economics from Northwestern University.

Brian J. Fisher (age 36) has served as Executive Vice President, General Counsel, and Secretary of Regional since February 2020. Prior to February 2020, Mr. Fisher served as Senior Vice President, General Counsel, and Secretary of Regional since February 2018. From January 2013 (when he joined Regional) until February 2018, he served as Vice President, General Counsel, and Secretary. Prior to joining Regional, Mr. Fisher was an attorney in the Corporate and Securities practice group of Womble Carlyle Sandridge and Rice, LLP (now known as Womble Bond Dickinson (US) LLP) from 2009 to 2013. Mr. Fisher holds a B.A. degree in Economics from Furman University and a J.D. degree from the University of South Carolina School of Law.

Manish Parmar (age 42) has served as Executive Vice President and Chief Credit Risk Officer of Regional since January 2020. Mr. Parmar has nearly 20 years of credit and financial experience across a broad range of functions, including credit risk, analytics, financial partnerships, database marketing, and modeling. Prior to joining Regional, Mr. Parmar was Chief Credit and Analytics Officer at Conn’s, Inc. Prior to his tenure at Conn’s, Mr. Parmar held several senior management roles at Discover Financial Services, ultimately becoming its Head of Consumer Credit Risk Management. Mr. Parmar received a Bachelor of Chemical Engineering from the University of Mumbai in India, and his M.B.A. from Bauer College of Business at the University of Houston.

Michael S. Dymski (age 48) has served as Vice President, interim Chief Financial Officer, and Chief Accounting Officer of Regional since March 2020. Mr. Dymski has over 25 years of financial services experience and is skilled in business strategy, operational analysis, budgeting and planning, SEC and GAAP reporting, and mergers and acquisitions. Prior to adding the role of interim Chief Financial Officer in 2020, Mr. Dymski served as the Company’s Chief Accounting Officer since 2016 and Corporate Controller from 2013 to 2016. From 2011 through 2013, he was the Director of Finance, South USA with TD Bank. From 2000 through 2010, Mr. Dymski was employed by The South Financial Group in varying roles, including Vice President and Controller of Finance and Accounting and Senior Vice President of Finance. Mr. Dymski, who earned a Bachelor of Business Administration degree from the University of Georgia, is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

There are no family relationships among any of our directors or executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

The following discussion of the compensation arrangements of our executive officers should be read together with the compensation tables and related disclosures contained elsewhere in this Proxy Statement. Actual compensation programs that we adopt following the date of this Proxy Statement may differ materially from the existing and currently planned programs summarized in this discussion.

Executive Summary of Compensation Programs

Company Performance and Business Highlights in 2019

We produced another set of strong operating and financial results in 2019, including double-digit growth of our loan portfolio, total revenue, net income, and diluted earnings per share.

•

Loan Portfolio Growth: In 2019, we crossed the $1.0 billion milestone for our loan portfolio, ending the year with total outstanding receivables of $1.1 billion, an increase of 19% from the prior year—our fifth consecutive year of double-digit portfolio growth. Our core portfolio of small and large installment loans grew by 22% year-over-year, led by continued, significant expansion in our large loan category.

•

Increased Revenues and Improved Expense Management: Revenues of $356 million in 2019 were up 16% from 2018, while our operating expense ratio improved by 50 basis points and our efficiency ratio improved by 160 basis points, each from the prior-year.

•	Increased Earnings: Net income for 2019 was $45 million and diluted EPS was $3.80, representing year-over-year increases of 27% and 30%, respectively.

•

Long-Term Stock Price Growth and Return of Capital: Our stock price at the close of 2019 was $30.03, up from $24.05 at the end of 2018 and $15.49 at the end of 2014. In addition, in 2019, we repurchased approximately $25 million of our common stock at a weighted-average price of $26.65 per share.

In 2019, we also achieved a number of other operating milestones. We continued to improve upon our new loan origination and servicing system, allowing for an increased number of electronic payments made by our customers, improved texting and imaging capabilities, and increased usage of our online customer portal. In addition, we completed the rollout of new custom credit scorecards and marketing risk and response models, which benefited our credit performance and improved our customer response to our marketing campaigns. From a human capital perspective, we introduced several talent development initiatives, including the implementation of company-wide district training branches designed to improve onsite training for our field personnel. In addition, in the second half of 2019, we continued to improve upon and diversify our funding sources by amending our senior revolving credit facility with improved terms in September and closing our third asset-backed securitization transaction in October. Finally, throughout 2019, we worked toward the implementation of the new accounting standard for current expected credit losses (“CECL”), and in late 2019, we were fully prepared for the January 1, 2020 implementation of CECL, resulting in a smooth transition.

We were pleased with our 2019 results, and we believe that the compensation paid to our named executive officers (our “NEOs”) for 2019 appropriately reflects and rewards their contributions to our performance.

Compensation Program Highlights in 2019

At our 2019 annual meeting of stockholders, we included a proposal that provided our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs. Because we only ceased to be an emerging growth company under the Jumpstart Our Business Startups Act in 2018, this was our second annual meeting of stockholders that included such a “say-on-pay” proposal. We were pleased to report substantial stockholder approval of our NEOs’ compensation, with 96.24% of voted shares having been voted in favor of approval.

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In 2019, our Compensation Committee carefully reviewed our executive compensation program to ensure that it is designed to achieve its intended objectives and continues to reflect executive compensation “best practices.” To that end, the Compensation Committee made three changes to our compensation program in 2019:

•

Added restricted stock awards to long-term incentive program: The Compensation Committee added a restricted stock award to our long-term incentive program so that it now includes a balance of four types of incentive awards, which are split approximately equally between performance-based and service-based awards. Our Compensation Committee believes that the restricted stock award provides a strong incentive to participants to drive sustainable achievement of long-term financial goals that align with long-term stockholder interests. It is also utilized to attract, retain, and motivate executive talent.

•

Included ROA as short-term incentive metric: In part based on suggestions from two of the Company’s largest stockholders, the Compensation Committee decided to change our short-term incentive program metrics to include a return on assets metric, replacing the previously utilized leverage ratio. Further, the Compensation Committee also feels that a return metric, such as return on assets, is more reflective of company performance and, thus, serves as a more appropriate metric in our incentive program.

•

Reweighted short-term incentive metrics: Due to the use of the return on assets metric, the Compensation Committee re-weighted all short-term incentive program metrics in order to more appropriately incentivize executive performance.

In making these determinations, our Compensation Committee received advice from its independent compensation consultant, Veritas Executive Compensation Consultants (“Veritas”).

Compensation Program Best Practices

The primary objectives of our executive compensation program are to attract and retain talented executives to effectively manage and lead our company and to create long-term stockholder value. We compensate our executive officers primarily through a mix of base salary, performance-based annual cash awards, and service- and performance-based long-term incentive awards. Consistent with our pay-for-performance philosophy, a substantial portion of our executives’ compensation is at risk and linked to the successful performance and management of our company, as measured against rigorous performance goals established by our Compensation Committee. Our 2019 executive compensation program continued to include a number of best compensation practices, including the following:

✓	Alignment of executive pay with company performance:

⚬	2019 incentives are largely performance-contingent, with long-term incentive awards roughly one-half performance-contingent and short-term incentive awards entirely performance-contingent

⚬	Performance goals are rigorous and are based almost exclusively on objective, quantitative criteria

◾

Quantitative 2019 short-term incentive performance goals were largely achieved, resulting in annual bonus payments at 80.7% of target bonuses, when factoring in lack of payout for strategic objectives, as described in more detail below

◾

Our compound annual growth rates (“CAGR”) of net income and earnings per share between 2017 and 2019 ranked in the 60th and 70th percentile, respectively, of our peer group, contributing to the payment of 96.6% of target performance-contingent restricted stock units and 126.6% of target cash-settled performance units under the performance-contingent awards associated with the 2017 long-term incentive program

✓	Competitive compensation and incentive program target opportunities for our executives in order to continue to align their overall compensation with the market for executive talent

✓	Highly variable short-term incentive payout opportunities to provide high upside if performance goals are exceeded, while paying low or no bonus amounts if goals are not achieved

✓

Focus on long-term strategic goals through long-term incentive grants to NEOs and other key contributors, which include a significant portion that is contingent upon the achievement of rigorous and clearly-defined performance measures over a three-year period

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✓	No payment of excessive perquisites to any NEO or other key employee

✓	No excise tax gross-up payments to any NEO or other key employee

✓	Double-trigger change-in-control provisions included in all employment agreements and long-term incentive award agreements

✓	Prohibition against re-pricing of equity incentive awards without stockholder approval under our 2015 Plan

✓	Stock Ownership and Retention Policy for NEOs and directors (5x base salary for CEO, 2x base salary for other NEOs, and 5x annual cash retainer for directors)

✓	Compensation Recoupment Policy, or “clawback policy,” for NEOs and other key employees

✓	Prohibition against hedging and pledging, as set forth in our Code of Ethics and our Stock Ownership and Retention Policy

✓	Compensation program governed by an independent Compensation Committee with input from an independent compensation consultant

Aligning Pay with Performance

We believe that a substantial portion of our executive officers’ compensation should be tied to their performance and the short- and long-term financial and operating results of our company. We developed our long-term incentive program in 2014 in consultation with Veritas. We believe that the creation and evolution of our long-term incentive program since 2014 has been critical to our ability to link our executives’ pay with the performance of our company, to align our executives’ interests with those of our stockholders, and to remain competitive in the marketplace for executive talent.

Our executive compensation program now embodies our pay-for-performance philosophy and closely ties the interests of our key executives to those of our stockholders. We heavily weight our executive officers’ compensation in performance-based short- and long-term incentive awards that are designed to reward exceptional performance. The following table describes the program design for each element of our incentive-based pay in 2019.

Pay Elements Program Design Short-Term Incentive Program Consists entirely of performance-based awards: Metrics include net income from operations, average finance receivables, net credit losses as a percentage of average finance receivables, return on assets, total general and administrative expense as a percentage of total revenue, and an analysis by our Compensation Committee of our executives execution against short-term strategic objectives Motivates our executives and brings total cash opportunities to competitive levels Significant upside opportunity for high performance, but with a challenging Threshold Long-Term Incentive Program Consists of performance-contingent RSUs, cash-settled performance units, nonqualified stock options, and restricted stock awards: Vesting of performance-contingent RSUs and cash-settled performance units is based primarily on the CAGRs of net income and basic earnings per share, respectively, compared to our peer group over a three-year performance period Roughly one-half of grant date fair value is in the form of performance-contingent awards Provides strong incentive to meet or exceed pre-established long-term financial goals that align with long-term stockholder interests, and is utilized to attract, retain, and motivate executive talent

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The compensation packages of our Chief Executive Officer and our other NEOs are closely aligned with performance. For 2019, the majority of compensation was variable and performance-based:

Chief Executive Officer Target Pay Mix	Other NEO Average Target Pay Mix

Note: The Other NEO target pay mix set forth above is the average for Messrs. Schachtel, Taggart, and Fisher. The target pay for Messrs. Thomas and Beck is not included in light of the Chief Financial Officer transition that occurred in 2019. The presentation excludes perquisites, which are an immaterial component of our executives’ compensation.

Results of Short- and Long-Term Incentive Programs

Our short-term incentive program provides our executives with the opportunity to earn performance-based annual cash awards pursuant to our Annual Incentive Plan (as amended and restated, the “Annual Incentive Plan”). The achievement and payment of annual cash awards in 2019 was tied directly to our financial and operational performance, based primarily (85%) on clearly-defined, objective performance measures and, to a lesser extent (15%), on our Compensation Committee’s assessment of our executive team’s achievement of its short-term strategic objectives. For 2019, our executive officers were paid 80.7% of their target annual bonuses (out of a range of 0% to 150%) under our Annual Incentive Plan as a result of our strong financial and operating results. The strategic objective portion of the Annual Incentive Plan did not pay out in 2019 due to poor operational management of our information technology infrastructure, as described in more detail below. However, our executive officers demonstrated strong performance in the execution of various other key strategic objectives, including the successful completion of a $25 million stock repurchase program, the successful closing of a favorable amendment to the Company’s senior revolving credit facility, the successful extension of and amendment to the Company’s warehouse credit facility, the completion of the custom credit scorecard rollout, the completion and rollout of new marketing risk and response models, the introduction of several talent development initiatives, and the successful planning and implementation of the Company’s transition to the new accounting standard for CECL.

In 2017, our long-term incentive program provided for the delivery of long-term incentive awards through a combination of three award vehicles: (i) non-qualified stock options, (ii) performance-contingent RSUs, and (iii) cash-settled performance units. Vesting of each of the performance-contingent awards was subject to, among other things, the achievement of performance objectives over a three-year performance period that began on January 1, 2017 and ended on December 31, 2019. Vesting of the performance-contingent RSUs and cash-settled performance units granted in 2017 was based primarily (90%) on our CAGRs of net income (in the case of the performance-contingent RSUs) and basic earnings per share (in the case of the cash-settled performance units) compared to our peer group over the three-year performance period, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period. In March 2020, as described in greater detail below, based upon results achieved during the performance period, our Compensation Committee determined that participants in the 2017 long-term incentive program earned 96.6% of their target performance-contingent RSUs and 126.6% of their target cash-settled performance units.

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Stockholder Outreach and Engagement

Stockholder outreach is a central feature of our investor relations philosophy. We provide numerous opportunities for current and prospective stockholders to gain access to our management team through attendance at investor conferences, one-on-one in-person meetings, and telephone calls. Through these interactions, we are able to educate current and prospective investors about our company, learn about concerns of stockholders, and provide investors with a better understanding of our business model and philosophy. We also receive valuable feedback from investors on topics including strategy, corporate governance, and compensation, which the Board and management take into consideration in making future business and compensation decisions.

Since our 2019 annual meeting of stockholders, we reached out to institutional investors owning more than 60% of our outstanding common stock (as of September 30, 2019), specifically for the purpose of receiving their feedback regarding executive compensation practices and corporate governance matters. Based on the feedback received, we have made and expect to continue to make certain changes to our compensation and corporate governance practices and disclosures. For example, in the past, certain investors requested that we increase the percentage of independent directors on our Board and improve the gender diversity of our Board. In response, in 2018, we added two new independent directors and adopted a Board Diversity Policy. See “Board of Directors and Corporate Governance Matters – Board Diversity.” Independent directors now hold 78% of our Board seats. In addition, since 2018, we added two female directors to our Board. Finally, in 2019, in part at the suggestion of our investors, we re-evaluated and adjusted the performance metrics and relative weightings within our short-term incentive program.

In 2020 and beyond, we expect to continue our stockholder outreach, including by making ourselves available to hear stockholder feedback regarding executive compensation and corporate governance practices.

Compensation Objectives and Approaches

Compensation Program Objectives

The primary objectives of our executive compensation program are to attract and retain talented executives to effectively manage and lead our company and to create long-term stockholder value. The compensation packages for our executive officers for 2019 generally included a base salary, performance-based annual cash awards, service- and performance-based long-term incentive awards, and other benefits. Our current compensation program for our executive officers has been designed based on our view that each component of executive compensation should be set at levels that are necessary, within reasonable parameters, to successfully attract and retain skilled executives and that are fair and equitable in light of market practices.

Base salaries are intended to provide a minimum, fixed level of cash compensation sufficient to attract and retain an effective management team when considered in combination with other components of our executive compensation program. The base salary element is meant to provide our executive officers with a stable income stream that is commensurate with their responsibilities and to compensate them for services rendered during the fiscal year.

Consistent with our pay-for-performance strategy, our performance-based annual cash incentive program is customized to achieve specific objectives, reward increased levels of operational success, and place emphasis on appropriate levels of performance measurement. The key goals addressed by our short-term incentive program include (1) achievement of short-term financial and operational objectives, (2) increased stockholder value, (3) motivation and attraction of key management talent, (4) rewarding key contributors for performance against established criteria, and (5) focusing on our pay-for-performance compensation strategy. Benefits earned under our short-term incentive program are paid under our Annual Incentive Plan.

Our long-term incentive program, which for 2019 included non-qualified stock options, performance-contingent RSUs, cash-settled performance units, and restricted stock awards, operates in tandem with our short-term incentive program and is consistent with our pay-for-performance strategy. Performance-based long-term incentives and service-based option and restricted stock awards can provide significant benefits to both our employees and stockholders. These long-term incentives generally are intended to create (1) a strong sense of ownership, (2) focus on achievement of long-term, strategic business objectives, (3) an enhanced linkage between the interests of our executives and stockholders, (4) an enhanced relationship between pay and performance, and

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(5) an incentive to attract and retain superior employees. Long-term incentive program benefits are issued under our 2015 Plan, which was approved by our stockholders at our 2015 annual meeting of stockholders and re-approved, as amended and restated, at our 2017 annual meeting of stockholders.

The discussion below includes a review of our compensation program for 2019 and a preview of certain aspects of our compensation program for 2020. Our NEOs for 2019 were:

Robert W. Beck President and Chief Executive Officer (Former EVP and Chief Financial Officer) Peter R. Knitzer Former President and Chief Executive Officer John D. Schachtel Executive Vice President and Chief Operating Officer Donald E. Thomas Former Executive Vice President and Chief Financial Officer Daniel J. Taggart Former Executive Vice President and Chief Credit Risk Officer Brian J. Fisher Executive Vice President, General Counsel, and Secretary

Note: As described in more detail elsewhere in the Proxy Statement, in July 2019, Robert W. Beck succeeded Donald E. Thomas as the Company’s Executive Vice President and Chief Financial Officer. In addition, Daniel J. Taggart resigned as the Company’s Executive Vice President and Chief Credit Risk Officer in early 2020, and he was succeeded by Manish Parmar. Finally, in March 2020, Mr. Beck succeeded Peter R. Knitzer as the Company’s President and Chief Executive Officer. Currently, Mr. Beck serves as our President and Chief Executive Officer, and Michael S. Dymski serves as our Vice President, interim Chief Financial Officer, and Chief Accounting Officer.

Compensation Determination Process

The Compensation Committee reviews and approves the compensation determinations for all of our executive officers. In setting an executive officer’s compensation package and the relative allocation among different types of compensation, we consider the nature of the position, the scope of associated responsibilities, the individual’s prior experience and skills, and the individual’s compensation expectations, as well as the compensation of our existing executive officers and our general impressions of prevailing conditions in the market for executive talent.

Engagement and Use of an Independent Compensation Consultant

The Compensation Committee has the authority to hire outside advisors and experts, including compensation consultants, to assist it with director and executive officer compensation determinations. Since 2014, the Compensation Committee has retained the services of Veritas Executive Compensation Consultants, an independent compensation consultant, to better ensure that our compensation practices are appropriate for our industry, to review and to make recommendations with respect to executive officer and director cash and equity compensation, and to update our peer group, in each case for the Compensation Committee’s use in setting compensation.

Veritas’ recommendations to the Compensation Committee were generally in the form of suggested ranges of compensation or descriptions of policies that Veritas currently considers “best practice” in our industry and for publicly-traded companies. The Compensation Committee used Veritas’ reports to further its understanding of executive officer cash and equity compensation practices in the market.

During 2019, Veritas worked only for the Compensation Committee and performed no additional services for the Company or any of our executive officers. The Compensation Committee Chair approved all work performed by Veritas. During 2019, the Compensation Committee and the Company did not use the services of any other compensation consultant. The Compensation Committee has also engaged Veritas in 2020 to provide similar services.

Our Compensation Committee has assessed the independence of Veritas, taking into account, among other things, the factors set forth in NYSE rules, and has concluded that no conflict of interest exists with respect to the work Veritas performed or performs for our Compensation Committee and that Veritas is independent under NYSE rules.

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Establishment and Use of a Peer Group

We generally monitor compensation practices in the markets where we compete for executive talent to obtain an overview of market practices and to ensure that we make informed decisions on executive pay packages. For 2019 compensation decisions, to obtain a sense of the market and a general understanding of current compensation practices, we reviewed the compensation awarded by a peer group of publicly-traded companies. In addition, as described in greater detail below, the vesting of certain of our executives’ long-term incentive awards is determined based upon our financial performance compared to the financial performance of our peer group over a three-year performance period.

At the outset of 2019, based upon prior peer group reviews conducted with the assistance of Veritas, our peer group consisted of the following companies:

• America’s Car-Mart, Inc. • Atlanticus Holdings Corp. • B. Riley Financial, Inc. • Consumer Portfolio Services, Inc. • Credit Acceptance Corp. • CYS Investments, Inc. • Elevate Credit, Inc.	• Encore Capital Group, Inc. • Enova International, Inc. • EZCORP, Inc. • FirstCash, Inc. • Green Dot Corporation • JMP Group LLC • LendingClub Corporation	• Marlin Business Services Corp. • Nicholas Financial, Inc. • On Deck Capital, Inc. • OneMain Holdings, Inc. • PRA Group, Inc. • World Acceptance Corporation

In the third quarter of 2019, with assistance from Veritas, we reviewed our peer group using a scorecard-based approach that involved applying several filters (e.g., strong financial health, positive shareholder standing, similar in size, similar in industry classification, presence of overlapping peers, identification as a peer by a proxy advisory firm) and selecting the most qualified peer companies from a broader list of candidates. Based on the evaluation, our Compensation Committee determined to remove B. Riley Financial Inc. and CYS Investments, Inc. from our peer group and to add CURO Group Holdings Corp. As a result, our new peer group for 2020 consists of the following companies. As of the time that the Compensation Committee approved our new peer group, we were in the 2nd quartile of the peer group based on revenue, market capitalization, and enterprise value.

• America’s Car-Mart, Inc. • Atlanticus Holdings Corp. • Consumer Portfolio Services, Inc. • Credit Acceptance Corp. • CURO Group Holdings Corp. • Elevate Credit, Inc. • Encore Capital Group, Inc.	• Enova International, Inc. • EZCORP, Inc. • FirstCash, Inc. • Green Dot Corporation • JMP Group LLC • LendingClub Corporation • Marlin Business Services Corp.	• Nicholas Financial, Inc. • On Deck Capital, Inc. • OneMain Holdings, Inc. • PRA Group, Inc. • World Acceptance Corporation

Proxy advisory firms Institutional Shareholder Services, Inc. and/or Glass, Lewis & Co. have identified fourteen of these companies (or 74% of our total peer group) as peers of Regional. These companies are largely within the consumer finance or specialty finance industries, are similar in size and/or scope to Regional, and/or are companies that Regional competes against for products, services, and human capital. Some companies included in our peer group will meet some, but not all, of these criteria. For example, OneMain Holdings, Inc. (doing business as OneMain Financial) is larger than us, but it competes directly with us in the consumer finance industry both for customers and for human capital. As a result, despite being a larger company, we believe it is important to include OneMain in our peer group to ensure that we maintain awareness of our direct competition, which will assist in our efforts to retain talented executives and other employees. However, in setting compensation levels for our executive officers, as noted below, our Compensation Committee remains cognizant that OneMain and certain other of our peer companies are larger than us.

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Consistent with our compensation objectives of attracting and retaining top executive talent, we believe that the base salaries and performance-based short- and long-term incentive compensation of our executive officers should be set at levels which are competitive with our peer group companies of comparable size, although we do not target any specific pay percentile for our executive officers. The peer group is used more as a general guide, being mindful of the following:

•	Appropriate base salaries for our executive officers should generally be in line with those paid by peer group companies of comparable size.

•

Performance-based short- and long-term incentive awards should reward exceptional performance, which can result in overall compensation that can exceed those of peer group companies of comparable size.

•

Total compensation for executive officers may approach the higher end of the compensation at such peer group companies of comparable size, but only if high levels of short- and long-term performance are reached.

Elements of Compensation

Each executive officer is eligible to receive a balance of variable and fixed compensation. The following table describes the various forms of compensation used in 2019:

Pay Elements Component(s) Rationale for Form of Compensation Base Salary Cash To attract and retain executive talent To provide a fixed base of compensation generally aligned to peer group levels Short-Term Incentive Performance-based annual cash bonus To drive the achievement of key business results on an annual basis To recognize individual executives based on their specific and measurable contributions To structure a meaningful amount of at-risk, performance-based annual compensation Long-Term Incentive Performance-based long-term incentives: Performance-contingent RSUs Cash-settled performance units Service-based long-term incentives: Non-qualified stock options Restricted stock awards To drive the sustainable achievement of key long-term business results To align the interests of executives with stockholders To structure a meaningful amount of at-risk, performance-based long-term compensation To attract, retain, and motivate executive talent

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Base Salary

Annual base salaries are established on the basis of market conditions at the time we hire an executive, as well as by taking into account the particular executive’s level of qualifications, experience, duties, and responsibilities. The Compensation Committee reviews the base salaries of our executive officers annually, and any subsequent modifications to annual base salaries are made in consideration of the appropriateness of each executive officer’s compensation, both individually and relative to the other executive officers, the individual performance of each executive officer, changes in duties and responsibilities, and any significant changes in market conditions. We do not apply specific formulas to determine increases.

The Compensation Committee approved NEO annual base salaries for 2018, 2019, and 2020 as described in the following table. Annual base salaries are pro-rated for any partial year.

2020 Base Salary Percentile Rank Relative to Peer Name 2018 Base Salary 2019 Base Salary 2020 Base Salary Companies Robert W. Beck N/A $ 400,000 $ 600,000 28th Peter R. Knitzer $ 550,000 $ 600,000 N/A N/A John D. Schachtel $ 360,000 $ 400,000 $ 415,000 24th Donald E. Thomas $ 355,000 $ 400,000 N/A N/A Daniel J. Taggart $ 330,000 $ 375,000 N/A N/A Brian J. Fisher $ 300,000 $ 335,000 $ 360,000 21st

In February 2019, following a total compensation analysis conducted by Veritas in late 2018, the Compensation Committee elected to increase each executive officer’s base salary in order to better align their base salaries with those paid by peer companies. Following these increases in 2019, our executive officers’ base salaries ranged between the 15th and 43rd percentile relative to comparable executive officers at peer companies. In February 2020, in recognition of his performance and service to our company, the Board promoted Mr. Fisher from Senior Vice President to Executive Vice President and increased his base salary accordingly. At the time of the increase in 2020, Mr. Fisher’s base salary remained below the 25th percentile relative to 4th-ranked NEOs in our peer group. In March 2020, Mr. Beck succeeded Mr. Knitzer as the Company’s President and Chief Executive Officer, and his salary was increased accordingly in recognition of his increased duties and responsibilities, and new position and title.

Our Compensation Committee believes that it has set base salaries at appropriate levels to attract and retain effective executives and that base salaries, when combined with short- and long-term incentives, are an important component of a holistic compensation approach.

Performance-Based Annual Cash Awards

Our annual incentive program is designed to drive achievement of annual corporate goals, including key financial and operating results and strategic goals that create long-term stockholder value. Our executive officers are eligible for performance-based annual cash awards linked to performance targets set by our Compensation Committee.

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Components of Annual Incentive Program

The awards for 2019 were based primarily (85%) on our performance with respect to the metrics in the following table. The metrics in the table below drive the overall performance of our business from year to year and are elements of our historical financial success. For 2019, the Compensation Committee decided to include a return on assets metric, replacing the previously utilized “Total Debt / EBITDA” (leverage) metric. The Compensation Committee views the return on assets metric as more reflective of company performance and believes that it serves as a more appropriate metric for our annual incentive program.

Performance Metric	What it Measures	Rationale for Metric
Net Income from Operations	Profitability	• Measures the effectiveness of our management team's execution of our strategic and operational plans • Reflects business variables and factors that are within management's control or are influenced by decisions made by executives
Average Finance Receivables	Loan growth	• Measures our ability to grow our business • We establish annual growth objectives for our management team for loans that we originate and service
Net Credit Losses as a Percentage of Average Finance Receivables	Loan portfolio control	• Measures the control our management team exerts on our loan portfolio • It is ultimately a measure of the quality of underwriting policies and decisions and the effectiveness of collection efforts • We guide our management team to specific aggregate net credit loss goals each year that, combined with our average finance receivables measure, attempt to balance attractive growth with effective portfolio control
Return on Assets	Efficiency of Profitability	• Measures the effectiveness of our management team's utilization of assets to generate earnings • Holds management accountable for growing the loan portfolio in a controlled and profitable manner
Total General and Administrative Expense as a Percentage of Total Revenue	Expense control	• Measures the effectiveness with which our management team utilizes our corporate resources and minimizes our corporate expenses

Performance Metric What it Measures Rationale for Metric Measures the effectiveness of our management teams execution of our Net Income from strategic and operational plans Profitability Operations Reflects business variables and factors that are within managements control or are influenced by decisions made by executives Measures our ability to grow our business Average Finance Loan growth Receivables We establish annual growth objectives for our management team for loans that we originate and service Measures the control our management team exerts on our loan portfolio It is ultimately a measure of the quality of underwriting policies and Net Credit Losses as a decisions and the effectiveness of collection efforts Percentage of Average Loan portfolio control Finance Receivables We guide our management team to specific aggregate net credit loss goals each year that, combined with our average finance receivables measure, attempt to balance attractive growth with effective portfolio control Measures the effectiveness of our management teams utilization of Return on Assets Efficiency of assets to generate earnings Profitability Holds management accountable for growing the loan portfolio in a controlled and profitable manner Total General and Measures the effectiveness with which our management team utilizes Administrative Expense Expense control our corporate resources and minimizes our corporate expenses as a Percentage of Total Revenue

Our 2019 annual incentive awards were based to a lesser extent (15%) on our Compensation Committee’s assessment of our executive team’s achievement of its short-term strategic objectives, which are consistent with our Board-approved financial and business plans for the Company. In light of ongoing, significant strategic projects and initiatives, our Compensation Committee believes that it is important to appropriately incentivize the achievement of strategic objectives (which often cannot be measured quantitatively) by linking their achievement (and the quality thereof) to our executives’ compensation.

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2019 Annual Incentive Program Performance Targets, Results, and Payouts

The following table provides for 2019 detail regarding the threshold and target levels of performance set by the Compensation Committee for each performance metric, the weighting applied to each metric, our actual annual performance pursuant to each metric, and the percentage payout for each metric and in total. A threshold level of performance must be exceeded in order to earn any award, and each executive is eligible to earn up to 150% of his target award based upon the achievement of the performance goals established by the Compensation Committee.

Performance Metric Threshold Performance Target Performance Maximum Performance Actual Performance Percentage Weight Percentage Payout Net Income from Operations $31,528,188 $45,040,269 $54,048,323 $44,732,102 25.0% 24.7% Average Finance Receivables $896,263,923 $995,848,803 $1,095,433,683 $985,745,182 15.0% 14.3% Net Credit Losses Percentage 10.75% 9.35% 7.95% 9.71% 15.0% 13.1% Total G&A Expense Percentage 46.95% 43.67% 40.39% 44.13% 10.0% 9.3% Return on Assets 3.72% 4.38% 5.04% 4.34% 20.0% 19.3% Achievement of Strategic Objectives N/A N/A N/A N/A 15.0% 0% 100% 80.7%

As described above, 15% of the total annual incentive program award opportunity is linked to our Compensation Committee’s assessment of our executive team’s achievement of its short-term strategic objectives. For 2019, our Compensation Committee elected to pay 0% of this award opportunity due to poor operational management of our information technology infrastructure that led to an extended outage of our loan management system, as previously disclosed by the Company in February 2020.

Target annual incentive levels and actual performance-based annual cash awards for each of our NEOs for 2019 are detailed below, based upon the 80.7% performance achievement detailed above, except as otherwise noted.

Name 2019 Eligible Base Salary 2019 Target Award as % of Salary Target Award Actual Award Robert W. Beck $178,630 100% $178,630 $178,630 Peter R. Knitzer $600,000 150% $900,000 $726,300 John D. Schachtel $400,000 100% $400,000 $322,800 Donald E. Thomas $266,301 100% $266,301 $214,905 Daniel J. Taggart $375,000 100% $375,000 $302,625 Brian J. Fisher $335,000 100% $335,000 $270,345

Note: Mr. Beck commenced employment with the Company on July 22, 2019, and his target bonus award was pro-rated. Due to the commencement of his service mid-year and his outstanding achievements thereafter, including a smooth CFO transition, the Compensation Committee determined to pay Mr. Beck 100% of his pro-rated target bonus.

The target award percentages described above were determined by the Compensation Committee and are calibrated so that the total compensation opportunity for each executive officer is commensurate with that executive’s role and responsibilities with us. Generally, if an executive voluntarily terminates his employment during the performance year, he becomes ineligible to receive payment of a performance-based annual cash award. Pursuant to his retirement agreement, Mr. Thomas received a pro-rated, performance-based annual cash award based upon the number of days of service in 2019, subject to our achievement of the performance goals established by the Compensation Committee for 2019. See “Summary of Employment Arrangements with Executive Officers – Retirement Agreement with Former Chief Financial Officer.”

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Annual Incentive Program Opportunities in 2020

Our Compensation Committee has not yet acted to establish the parameters of our annual incentive program for 2020. In light of the recent economic events resulting from the COVID-19 pandemic, the Compensation Committee, in conjunction with our independent compensation consultant, is currently evaluating an appropriate structure for the 2020 annual incentive program. However, once that structure is determined, we expect that the target 2020 incentive levels for each of our NEOs will be set at 150% of base salary in the case of Mr. Beck and 100% of base salary in the case of Messrs. Schachtel, Fisher, and Parmar.

Our Compensation Committee’s goal is to implement a short-term incentive program that is effective in motivating our executives to achieve short-term financial and operational objectives, in furtherance of our pay-for-performance compensation strategy.

Long-Term Incentive Awards

Our long-term incentive award grants are intended to directly align the interests of our executive officers with those of our stockholders, to give our executive officers a strong incentive to maximize stockholder returns on a long-term basis, and to aid in our recruitment and retention of key executive talent necessary to ensure our continued success.

Components of Long-Term Incentive Program

In 2017 and 2018, our long-term incentive program provided for the delivery of long-term incentive awards through a combination of three award vehicles: (i) non-qualified stock options, (ii) performance-contingent RSUs, and (iii) cash-settled performance units. In 2019, a service-based restricted stock award was added as a fourth component of the program in order to strengthen the retentive nature of the program and to more appropriately balance the allocation of long-term incentive award opportunities between performance-based and service-based awards. The service-based non-qualified stock options and RSAs vest in three equal annual tranches over a three-year period, subject to continued employment through the respective vesting dates. Vesting of each of the performance-contingent awards is subject to, among other things, the achievement of performance objectives over a three-year performance period that begins on January 1st of the grant year. Long-term incentive awards are scheduled to be made in the first quarter of each year.

2017 Long-Term Incentive Program Performance Targets, Results, and Payouts

In 2017, we granted our then-current executive officers non-qualified stock options, performance-contingent RSUs, and cash-settled performance units. Messrs. Knitzer, Thomas, Taggart, and Fisher were employed by us in 2017 and participated in the 2017 long-term incentive program. Mr. Thomas, however, forfeited his performance-contingent RSUs and cash-settled performance units due to his resignation in 2019. The three-year performance period established under the 2017 long-term incentive program ended on December 31, 2019.

Vesting of the performance-contingent RSUs and cash-settled performance units granted in 2017 was based primarily (90%) on our CAGRs of net income (in the case of the performance-contingent RSUs) and basic earnings per share (in the case of the cash-settled performance units) compared to our 2017 peer group over the three-year performance period. We refer to this portion of the performance-contingent RSU and cash-settled performance unit award opportunities as the “Objective Criteria Units.” The Objective Criteria Units were eligible to vest based on our performance relative to our peer group as follows:

Performance Relative to Peer Group % of Objective Criteria Units Vested < 50th Percentile 0% 50th Percentile 50% 60th Percentile 100% e 75th Percentile 150%

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The percentage of the Objective Criteria Units vested for results between the performance levels stated above is calculated using linear interpolation. Our CAGRs of net income and earnings per share compared to our peer group over the performance period were as follows:

Performance Measure Performance at 25th Percentile of Peer Group Performance at 50th Percentile of Peer Group Performance at 75th Percentile of Peer Group Performance of Regional CAGR of Net Income (51.4%) 13.5% 26.7% 22.9% CAGR of Basic EPS (45.9%) 16.2% 28.0% 24.4%

In calculating the performance of peer companies, the Compensation Committee excluded discontinued operations and utilized pro-forma financial statements filed by any peer company having made a significant acquisition, in each case as disclosed by the peer companies in their public filings. Where a peer company was delisted following poor financial performance, the peer company was ranked at the bottom of the peer group. Where a peer company was acquired by another peer company, the acquired company was removed from the peer group, and where a peer company was acquired by a company outside of the peer group, the acquired company’s performance was calculated using available information. Our Compensation Committee adjusted the results of one peer to normalize for a large accrual adjustment to other income that is not indicative of normal operational activity. Our Compensation Committee also removed one peer company from the analysis due to significant governance failures, material weaknesses, and financial statement restatements during the performance period, which calls into question the quality and accuracy of its reported earnings. Finally, in calculating peer company performance and our performance, the Compensation Committee adjusted actual results to normalize for certain acquisition income and expenses incurred in 2019 and the impact of the tax benefit or deficiencies related to stock compensation.

Our performance at the above levels resulted in the vesting of 100% of the Objective Criteria Units associated with the performance-contingent RSU awards and 133.3% of the Objective Criteria Units associated with the cash-settled performance unit awards. Our Compensation Committee believes that vesting at these levels appropriately reflects our strong operational and financial results, validates our pay-for-performance strategy, and is supported by our total shareholder return.

Vesting of the performance-contingent RSUs and cash-settled performance units granted in 2017 was also based in small part (10%) on our Compensation Committee’s qualitative assessment of our executive team’s achievement of its long-term strategic objectives between 2017 and 2019. We refer to this portion of the performance-contingent RSU and cash-settled performance unit award opportunities as the “Qualitative Criteria Units.” Our Compensation Committee elected to pay 66% of the Qualitative Criteria Units in recognition of, among other achievements, the implementation of our new loan origination and servicing platform in each of our branches; the continued customization of the loan origination and servicing platform, including for electronic payments and the online customer portal; the development and completion of custom credit scorecards for marketing and branch underwriting; material improvements in our liquidity profile, including through a $55 million increase in capacity under our senior revolving credit facility, the closing of a $125 million revolving warehouse credit facility, and the closing of three asset-backed securitization transactions; completing a $25 million stock repurchase program; the expansion of our branch footprint to two new states; improvements to our compliance management system and enterprise risk management; the introduction of several talent development initiatives, including company-wide district training branches; and the successful planning and implementation of the Company’s transition to the new accounting standard for CECL.

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Based upon the above results, in March 2020, our Compensation Committee determined that Messrs. Knitzer, Taggart, and Fisher vested in and earned 96.6% of their total target performance-contingent RSUs and 126.6% of their total target cash-settled performance units under the 2017 long-term incentive program. The following table provides information regarding the percentage of the target performance-contingent RSUs and cash-settled performance units vested under our 2015, 2016, and 2017 long-term incentive programs, which were eligible to vest on December 31st of 2017, 2018, and 2019, respectively:

Long-Term Incentive Program Award Component 2015 Grant Year 2016 Grant Year 2017 Grant Year Performance-Contingent RSUs 0% 116.5% 96.6% Cash-Settled Performance Units 0% 116.5% 126.6%

Long-Term Incentive Awards in 2019

In 2019, as part of the long-term incentive program, we granted the following awards to Messrs. Beck, Knitzer, Schachtel, Taggart, Fisher, and other key employees:

LTI Vehicle Principal Performance Metric Performance Period Weighting Recipients Performance-Contingent Restricted Stock Units CAGR of net income compared to a peer group Three years, from January 1, 2019 through December 31, 2021 One-fourth of total target award Executive officers and several other key C-suite employees Cash-Settled Performance Units CAGR of basic earnings per share compared to a peer group Three years, from January 1, 2019 through December 31, 2021 One-fourth of total target award Executive officers and several other key C-suite employees Non-Qualified Stock Options Built-in metric of stock price growth N/A Options vest in equal installments on December 31, 2019, 2020, and 2021, subject to continued employment One-fourth of total target award Executive officers and several other key C-suite employees Restricted Stock Awards N/A N/A Shares vest in equal installments on December 31, 2019, 2020, and 2021, subject to continued employment One-fourth of total award Executive officers and several other key C-suite employees

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Vesting of the performance-contingent RSUs and cash-settled performance units is based primarily (90%) upon our performance over the three-year performance period compared to our peer group, as described in the table below. Failure to meet the threshold level of performance results in the forfeiture of the associated award.

LTI Vehicle Principal Performance Metric Performance Level Required Performance % of Target Award Earned and Vested Performance-Contingent Restricted Stock Units CAGR of net income compared to our peer group for the period from January 1, 2019 through December 31, 2021 Threshold Performance Meets or Exceeds Peer Group Performance at the 50th Percentile 50% Target Performance Meets or Exceeds Peer Group Performance at the 60th Percentile 100% Maximum Performance Meets or Exceeds Peer Group Performance at the 75th Percentile 150% Cash-Settled Performance Units CAGR of basic earnings per share compared to our peer group for the period from January 1, 2019 through December 31, 2021 Threshold Performance Meets or Exceeds Peer Group Performance at the 50th Percentile 50% Target Performance Meets or Exceeds Peer Group Performance at the 60th Percentile 100% Maximum Performance Meets or Exceeds Peer Group Performance at the 75th Percentile 150%

To a lesser extent (10%), vesting of the performance-contingent RSUs and cash-settled performance units is based on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same performance period. In light of ongoing, significant strategic projects and initiatives, our Compensation Committee believes it is important to appropriately incentivize the achievement of strategic objectives (which often cannot be measured quantitatively) by linking their achievement (and the quality thereof) to our executives’ compensation.

Mr. Beck became our Executive Vice President and Chief Financial Officer effective as of July 22, 2019. At the time, Mr. Beck’s employment agreement established his aggregate long-term incentive compensation opportunity level for 2019 and 2020, and provided that he would be granted long-term incentive award opportunities through a combination of the four award vehicles described above—non-qualified stock options, restricted stock award, performance-contingent RSUs, and cash-settled performance units. Under his 2019 employment agreement, the aggregate grant date target value of Mr. Beck’s 2019 and 2020 long-term incentive compensation opportunities was $900,000 (calculated as approximately $600,000 per year on an annualized basis for the period commencing on Mr. Beck’s first day of employment, July 22, 2019, through the end of 2020).

Under his 2019 employment agreement, Mr. Beck’s long-term incentive compensation for 2019 and 2020 was split among non-qualified stock options, a restricted stock award, performance-contingent RSUs, and cash-settled performance units having a grant date target value of $225,000 each. Because Mr. Beck’s employment commenced after the beginning of the performance period associated with the performance-contingent RSUs and cash-settled performance units that we granted under our 2019 long-term incentive program, the Compensation Committee determined that the award of Mr. Beck’s performance-contingent RSUs and cash-settled performance units should occur as part of the 2020 long-term incentive program. The Compensation Committee approved Mr. Beck’s non-qualified stock option award and restricted stock award with a grant date of July 22, 2019, the date he commenced employment. See “Summary of Employment Arrangements with Executive Officers – Employment Agreements with Executive Officers” below for information regarding the new employment agreement that we entered into with Mr. Beck following his appointment as President and Chief Executive Officer.

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The grant date target values for awards granted to our NEOs in 2019 are detailed in the following table. For the performance-contingent RSUs and cash-settled performance units, a threshold level of performance must be exceeded for the awards to have any value, and participants are eligible to earn up to 150% of their target award based upon the achievement of the performance goals established by the Compensation Committee. For the non-qualified stock options, our stock price must exceed the exercise price (which is set at our closing stock price on the grant date) for the options to have any value.

Name 2019 Target Grant Date Value Total Performance-Contingent RSUs Cash-Settled Performance Units Non-Qualified Stock Options Restricted Stock Robert W. Beck $450,000 N/A N/A $225,000 $225,000 Peter R. Knitzer $2,100,000 $525,000 $525,000 $525,000 $525,000 John D. Schachtel $600,000 $150,000 $150,000 $150,000 $150,000 Daniel J. Taggart $662,500 $140,625 $140,625 $190,625 $190,625 Brian J. Fisher $435,000 $83,750 $83,750 $133,750 $133,750

Note: For 2019, the Compensation Committee did not grant any long-term incentive awards to Mr. Thomas in light of his retirement, consistent with the terms of his retirement agreement.

Long-Term Incentive Awards in 2020

Our Compensation Committee has not yet acted to establish all of the parameters of our long-term incentive program for 2020. Due to the recent economic impact of COVID-19, the Compensation Committee, in conjunction with our independent compensation consultant, is currently evaluating the overall structure of the 2020 long-term incentive program, including appropriate performance measures. It is the Compensation Committee’s goal to ensure that the 2020 structure continues to align with the overall objectives of the Company’s long-term incentive program in the wake of the COVID-19 global pandemic.

At this time, the Compensation Committee has acted in 2020 to grant RSAs and non-qualified stock options in a manner consistent with the 2019 long-term incentive program. As the COVID-19 pandemic and its impact develops, the Compensation Committee will continue to work with Veritas to structure the remaining performance-based portions of the 2020 long-term incentive program to align the interests of our executive officers with those of our stockholders, to promote our pay-for-performance philosophy, to give our executive officers a strong incentive to maximize stockholder returns on a long-term basis, and to retain executive talent in order to promote our continued success.

Our Compensation Committee continues to believe that our long-term incentive program furthers our pay-for-performance objectives, creates a compelling recruitment and retention tool, appropriately focuses our executives on the achievement of long-term financial and business goals, and strengthens the alignment of our executives’ interests with those of our stockholders.

Completion Bonus Pursuant to Retirement Agreement with Former Chief Financial Officer

Pursuant to his retirement agreement, Mr. Thomas earned a completion bonus of $200,000 following the completion of an orderly transition of duties and responsibilities to a new Chief Financial Officer in July 2019. See “Summary of Employment Arrangements with Executive Officers – Retirement Agreement with Former Chief Financial Officer.”

Key Employee Retention Program

In 2014, even when including the increased target value of the short- and long-term incentive awards, total compensation levels for our executive officers were below the median of our peer group. Further, the difficulties we faced in 2014 resulted in a significant deficit in terms of realized compensation. As a result, in 2015, our Compensation Committee, in consultation with Veritas, determined to implement a key employee retention program as an incentive and retention vehicle for certain critical executives.

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Pursuant to the key employee retention program, the Compensation Committee granted the following awards to certain executive officers in 2015: (i) non-qualified stock options, which are subject to the terms of the Regional Management Corp. 2011 Stock Incentive Plan (as amended, the “2011 Plan”), and (ii) a cash retention award. In March 2016, the Compensation Committee elected to continue the key employee retention program with grants of the following awards to certain executive officers: (i) RSAs, which are subject to the terms of the 2015 Plan, and (ii) cash retention awards.

We have not granted any retention awards to our executive officers since 2016.

Perquisites

We also provide various other limited perquisites and other personal benefits to our executive officers that are intended to be part of a competitive compensation program. For 2019, these benefits included:

•	The ability to participate in a comprehensive voluntary annual health screening;

•	Monthly automobile allowance of $1,150 to Mr. Thomas until his retirement;

•	Payment of travel expenses on behalf of Mr. Knitzer and Mr. Schachtel for travel to and from their out-of-state personal residences;

•	Payment of legal expenses on behalf of Mr. Knitzer and Mr. Beck in connection with the review of their employment agreements;

•	Payment of relocation benefits for Mr. Beck;

•	Mobile phone allowance payments to Messrs. Knitzer, Schachtel, Thomas, and Taggart; and

•

Payment of supplemental long-term disability premiums and associated taxes, which is intended, in part, to insure against our severance obligations in the event of a disability termination event under an executive’s employment agreement.

We also offer our executive officers benefits that are generally available to all of our employees, including 401(k) plan matching contributions, health insurance, disability insurance, dental insurance, vision insurance, life insurance, paid time off, and the reimbursement of qualified business expenses. The Compensation Committee believes that these benefits are comparable to those offered by other companies that compete with us for executive talent and are consistent with our overall compensation program. Perquisites are not a material part of our compensation program.

Other Compensation Policies, Practices, and Matters

Stock Ownership and Retention Policy

The Compensation Committee believes that significant ownership of common stock by our executives and directors directly aligns their interests with those of our stockholders and also helps to balance the incentives for risk-taking inherent in equity-based awards made to executives. Under our Stock Ownership and Retention Policy, executives and directors are subject to the following ownership guidelines:

Covered Person Ownership Guideline Chief Executive Officer 5x annual base salary Other covered employees (including NEOs) 2x annual base salary Directors 5x annual cash retainer

Persons covered by the policy are expected to utilize grants under equity compensation plans to reach the levels of ownership expected by the policy. The policy also incorporates a retention element requiring such persons to retain 50% of the net shares resulting from the vesting or exercise of equity awards to obtain the required ownership under the policy.

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Clawback Policy

We have also adopted a Compensation Recoupment Policy, or “clawback policy.” Under the clawback policy, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, any other person who is an executive officer, and such other persons as may be determined by the Board or the Compensation Committee, may be required to return to us and/or forfeit all or a portion of any cash-based incentive compensation and/or equity-based incentive compensation received by such covered person.

Such a return or forfeit is required, unless the Compensation Committee determines otherwise, if (i) compensation is received based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which such person was entitled and the restatement is based in whole or in part on the misconduct of the covered person, (ii) such compensation was received by the covered person and the Compensation Committee determines that such person has violated a non-competition, non-solicitation, confidentiality, or other restrictive covenant applicable to such person, or (iii) recoupment is otherwise required under applicable law.

Prohibition Against Hedging and Pledging

As stated in our Code of Conduct, directors, officers, employees, and their designees may not engage in activities that are designed to profit from trading activity or hedge against decreases in the value of our securities. This includes purchasing any financial instrument or contract, including prepaid variable forward contracts, equity swaps, collars, and exchange traded funds, which is designed to hedge or offset any risk of decrease in the market value of our common stock. These prohibitions apply regardless of whether the equity securities have been granted to the directors, executive officers, or other employees as part of their compensation or are held, directly or indirectly, by such persons or their designees.

In addition, pursuant to our Stock Ownership and Retention Policy, shares subject to the retention requirements of the policy may not be pledged, hypothecated, or made subject to execution, attachment, or similar process.

No Excise Tax Gross-Ups

We did not provide any of our executive officers with a “gross-up” or other reimbursement payment for any tax liability that he might owe as a result of the application of Code Sections 280G, 4999, or 409A during 2019, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

Deductibility of Executive Compensation

Code Section 162(m) generally limits our ability to deduct for tax purposes compensation over $1,000,000 to our principal executive officer, principal financial officer, or any one of our other three highest paid executive officers. However, in the case of tax years commencing before 2018, Code Section 162(m) exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Code Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017, that are not materially modified after that date and that would otherwise have been deductible under Code Section 162(m) prior to the changes made by the Tax Cuts and Jobs Act) and to expand the group of current and former executive officers who may be covered by the deduction limit under Code Section 162(m). As a result, compensation paid to certain of our executive officers in excess of $1,000,000 will no longer be deductible (other than with respect to certain “grandfathered” arrangements, as noted above). Notwithstanding the elimination of the exemption for performance-based compensation, because of the importance of linking pay and performance, our 2019 and 2020 executive compensation programs continue to impose performance conditions on a significant portion of awards to our executive officers.

The Compensation Committee will review and consider the deductibility of executive compensation under Code Section 162(m) and may authorize certain payments that will be in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain, and reward executives responsible for our success. While mindful of the benefit to us of the full deductibility of compensation, the Compensation Committee believes that it should

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	41

not be constrained by the requirements of Code Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives, which the Compensation Committee believes aligns our executive officers’ interests with our stockholders’ interests, and thus is in the best interests of our stockholders.

Payments Upon Termination and Change-in-Control

Pursuant to the terms of each of their employment agreements and certain long-term incentive award agreements, our NEOs are entitled to certain benefits upon the termination of their employment with us, the terms of which are described below under “Summary of Employment Arrangements with Executive Officers.”

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation programs for all employees and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. We believe that our compensation programs reflect an appropriate mix of compensation elements and balance current and long-term performance objectives, cash and equity compensation, and risks and rewards. During 2019, the Compensation Committee reviewed our compensation policies and practices for all employees, including our NEOs, particularly as they relate to risk management practices and risk-taking incentives. As part of its review, the Compensation Committee discussed with management the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies.

Based on this review, the Compensation Committee believes that our compensation programs do not encourage excessive risk but instead encourage behaviors that support sustainable value creation. The following features of our executive compensation program illustrate this point.

•	Review by Independent Compensation Consultant. Our executive compensation programs have been reviewed and analyzed by an independent compensation consultant.

•

Compensation Committee Oversight. Our executive compensation programs are regularly reviewed and overseen by an independent Compensation Committee that retains the discretion to reduce compensation based on corporate and individual performance and other factors.

•	Mix of Incentives. Our compensation programs provide an appropriate mix of short-term and long-term incentives, as well as cash and equity opportunities.

•

Mix of Performance Metrics. The performance metrics associated with our incentive programs incorporate a variety of drivers of the business over both annual and three-year time horizons.They also include a qualitative component, providing the Compensation Committee with flexibility beyond its inherent negative discretion.

•

Strong Link to Stockholder Interests. Equity components and long-term performance metrics create a strong alignment between our executives’ interests and our stockholders’ interests. Because long-term incentives typically vest over a three-year period, our executives will always have unvested awards that could decrease in value if our business is not well-managed for the long term.

•	Alignment with Annual Budget and Long-Term Strategic Plan. Performance metrics in our short- and long-term incentive programs are aligned with both our annual budget and our long-term strategic plan.

•

Appropriate Policies. We have adopted a “clawback” policy, a stock ownership and retention policy, and prohibitions against hedging and pledging, thereby creating additional protections for our company and encouraging an alignment of our executives’ and stockholders’ interests.

•

Field Incentive Plan. Our operations field incentive plan is focused on growth, control, and profit—the three primary drivers of success in our branches. This creates appropriate alignment of employee incentive opportunities with company goals.

•	Administration and Disclosure. Administrative procedures, communication, and disclosure processes closely align with “best practices.”

•	Securities Trading Policy. Officers must obtain permission from the General Counsel before the purchase or sale of any shares, even during an open trading period.

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Based on the factors above, we believe that our NEOs and other employees are encouraged to manage our company in a prudent manner and that our incentive programs are not designed to encourage our NEOs or other employees to take excessive risks or risks that are inconsistent with the Company’s and our stockholders’ best interests. In addition, we have in place various controls and management processes that help mitigate the potential for incentive compensation plans to materially and adversely affect the Company.

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	43

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based upon such review, the related discussions, and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 through incorporation by reference to this Proxy Statement.

Members of the

Compensation Committee:

Steven J. Freiberg (Chair)

Roel C. Campos

Maria Contreras-Sweet

Carlos Palomares

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Compensation Committee report by reference therein.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers or that was otherwise earned by our named executive officers for their services in all employment capacities during the fiscal years ended December 31, 2019, 2018, and 2017.

Name and Principal Position(1)	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Robert W. Beck, President and Chief Executive Officer (Former Executive Vice President and Chief Financial Officer)	2019	178,630	—	224,981	224,990	178,630	73,104	880,335
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—
Peter R. Knitzer,(2)	2019	600,000	—	1,049,946	524,997	1,928,715	82,747	4,186,405
Former President and Chief Executive Officer	2018	550,000	—	733,314	733,327	548,350	83,701	2,648,692
	2017	530,000	—	949,985	—	522,580	42,552	2,045,117
John D. Schachtel,	2019	400,000	—	299,984	149,994	322,800	61,705	1,234,483
Executive Vice President and Chief Operating Officer	2018	360,000	—	274,986	—	358,920	72,659	1,066,565
	2017	207,123	—	—	299,994	204,224	21,239	732,580
Donald E. Thomas,	2019	266,301	200,000	—	—	214,905	35,021	716,227
Former Executive Vice President and Chief Financial Officer	2018	355,000	—	177,495	177,499	547,375	45,246	1,302,615
	2017	342,000	66,667	170,994	170,995	337,212	24,900	1,112,768
Daniel J. Taggart,	2019	375,000	—	331,221	190,622	436,789	20,022	1,353,654
Former Executive Vice President and Chief Credit Risk Officer	2018	330,000	—	109,977	109,998	448,648	25,993	1,024,616
	2017	318,000	—	105,987	105,998	313,548	8,810	852,343
Brian J. Fisher,	2019	335,000	—	217,459	133,748	371,601	15,910	1,073,718
Executive Vice President, General Counsel, and Secretary	2018	300,000	—	99,977	100,000	410,774	16,963	927,714
	2017	240,000	50,000	80,000	79,994	236,640	10,800	697,434

(1)

Messrs. Beck, Knitzer, Schachtel, Thomas, Taggart, and Fisher commenced employment effective as of July 22, 2019, August 1, 2016, May 30, 2017, January 2, 2013, January 5, 2015, and January 14, 2013, respectively. Mr. Knitzer, Mr. Thomas, and Mr. Taggart’s employment terminated on March 26, 2020, August 31, 2019, and February 14, 2020, respectively. Mr. Beck was promoted to President and Chief Executive Officer effective March 26, 2020.

(2)

Immediately prior to his appointment as our Chief Executive Officer, Mr. Knitzer served as a non-employee director on our Board, a role in which he had served since his initial appointment in July 2015. The table above reflects the compensation paid to Mr. Knitzer in his capacity as our Chief Executive Officer. Following the effectiveness of his appointment as our Chief Executive Officer, Mr. Knitzer was no longer entitled to receive separate compensation for his service on the Board.

(3)	The amounts represent annual base salaries, pro-rated for any partial year. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Base Salary.”

(4)

For 2019, Mr. Thomas received a completion bonus in the amount of $200,000 pursuant to the terms of his retirement agreement. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Completion Bonus Pursuant to Retirement Agreement with Former Chief Financial Officer.”

For 2017, the amounts represent installment payments totaling two-thirds of cash retention awards granted to Mr. Thomas and Mr. Fisher in 2016 pursuant to our key employee retention program. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Key Employee Retention Program.”

(5)

Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 16 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

In 2019, Messrs. Knitzer, Schachtel, Taggart, and Fisher were granted performance-contingent RSUs having the following grant date fair values: Mr. Knitzer, $524,973; Mr. Schachtel, $149,992; Mr. Taggart, $140,621;

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	45

and Mr. Fisher, $83,726 (and a maximum potential value of $787,446; $224,989; $210,932; and $125,589, respectively). The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based primarily (90%) on our CAGR of net income compared to our peer group over the performance period, January 1, 2019 through December 31, 2021, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period.

In 2019, Messrs. Beck, Knitzer, Schachtel, Taggart, and Fisher were granted RSAs having the following grant date fair values: Mr. Beck, $224,981; Mr. Knitzer, $524,973; Mr. Schachtel, $149,992; Mr. Taggart, $190,600; and Mr. Fisher, $133,733. One-third of the shares subject to the RSA granted to each of Messrs. Knitzer, Schachtel, Taggart, and Fisher vests on each of December 31, 2019, December 31, 2020, and December 31, 2021, so long as such employee’s employment continues (or is deemed to continue) from the grant date through the respective vesting dates or as otherwise provided in the applicable RSA agreement. The shares subject to the RSA granted to Mr. Beck vest on December 31, 2019 (20%), December 31, 2020 (40%), and December 31, 2021 (40%), so long as Mr. Beck’s employment continues (or is deemed to continue) from the grant date through the respective vesting dates or as otherwise provided in the RSA agreement.

In 2018, Messrs. Knitzer, Schachtel, Thomas, Taggart, and Fisher were granted performance-contingent RSUs having the following grant date fair values: Mr. Knitzer, $733,314; Mr. Schachtel, $274,986; Mr. Thomas, $177,495; Mr. Taggart, $109,977; and Mr. Fisher, $99,977 (and a maximum potential value of $1,099,970; $412,478; $266,228; $164,952; and $149,951, respectively). The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based primarily (90%) on our CAGR of net income compared to our peer group over the performance period, January 1, 2018 through December 31, 2020, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period.

In 2017, Messrs. Knitzer, Thomas, Taggart, and Fisher were granted performance-contingent RSUs having the following grant date fair values: Mr. Knitzer, $949,985; Mr. Thomas, $170,994; Mr. Taggart, $105,987; and Mr. Fisher, $80,000 (and a maximum potential value of $1,424,967; $256,492; $158,980; and $120,000, respectively). The actual number of RSUs, if any, that may have been earned ranged from 0% to 150% of the target number of units, based primarily (90%) on our CAGR of net income compared to our peer group over the performance period, January 1, 2017 through December 31, 2019, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period. In March 2020, based upon results achieved during the performance period, our Compensation Committee determined that Messrs. Knitzer, Taggart, and Fisher earned 96.6% of their 2017 target RSUs. Mr. Thomas forfeited his 2017 RSUs due to his resignation in 2019.

The performance-contingent RSUs and RSAs are subject to further terms and conditions, including as to vesting, as set forth in an award agreement. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(6)

Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 16 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

For 2019, the option awards granted to Messrs. Knitzer, Schachtel, Taggart, and Fisher vest in three equal installments on each of December 31, 2019, 2020, and 2021. The option award granted to Mr. Beck vests on December 31, 2019 (20%), December 31, 2020 (40%), and December 31, 2021 (40%).

For 2018, the option awards granted to Messrs. Knitzer, Thomas, Taggart, and Fisher vest in three equal installments on each of December 31, 2018, 2019, and 2020.

For 2017, the option awards granted to Messrs. Thomas, Taggart, and Fisher vest in three equal installments on each of December 31, 2017, 2018, and 2019. The option award granted to Mr. Schachtel vests on December 31, 2017 (20%), December 31, 2018 (40%), and December 31, 2019 (40%).

The option awards are subject to further terms and conditions, including as to vesting, as set forth in an award agreement. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	46

(7)

For 2019, the amounts for Messrs. Beck, Schachtel, and Thomas represent performance-based annual cash awards earned in 2019. For Messrs. Knitzer, Taggart, and Fisher, the amounts represent performance-based annual cash awards earned in 2019, and cash-settled performance units that were granted in 2017 and earned over a performance period of January 1, 2017 through December 31, 2019. In the case of the performance-based annual cash awards, Messrs. Knitzer, Taggart, and Fisher earned the following amounts: Mr. Knitzer, $726,300; Mr. Taggart, $302,625; and Mr. Fisher, $270,345. In the case of the cash-settled performance units, Messrs. Knitzer, Taggart, and Fisher earned the following amounts: Mr. Knitzer, $1,202,415; Mr. Taggart, $134,164; and Mr. Fisher, $101,256. We paid all such earned amounts in 2020.

For 2018, the amounts for Messrs. Knitzer and Schachtel represent performance-based annual cash awards earned in 2018. For Messrs. Thomas, Taggart, and Fisher, the amounts represent performance-based annual cash awards earned in 2018, and cash-settled performance units that were granted in 2016 and earned over a performance period of January 1, 2016 through December 31, 2018. In the case of the performance-based annual cash awards, Messrs. Thomas, Taggart, and Fisher earned the following amounts: Mr. Thomas, $353,935; Mr. Taggart, $329,010; and Mr. Fisher, $299,100. In the case of the cash-settled performance units, Messrs. Thomas, Taggart, and Fisher earned the following amounts: Mr. Thomas, $193,440; Mr. Taggart, $119,638; and Mr. Fisher, $111,674. We paid all such earned amounts in 2019.

For 2017, the amounts represent performance-based annual cash awards earned in each such year and paid in the following year.

For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Annual Cash Awards” and “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(8)

The following table provides detail regarding the amounts in the “All Other Compensation” column. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Perquisites.”

Name	Year	401(k) Plan Match ($)	Travel Expense to/ from Personal Residence ($)	Optional Annual Health Screening ($)	Automobile Allowance ($)	Mobile Phone Allowance ($)	Legal Expenses ($)	Travel with Spouse ($)	Relocation Benefits ($)	Long-Term Disability Insurance Benefits ($)	Total ($)
Robert W. Beck	2019 2018 2017	— — —	— — —	— — —	— — —	— — —	7,500 — —	— — —	65,604 — —	— — —	73,104 — —
Peter R. Knitzer	2019 2018 2017	11,200 11,000 8,969	30,088 39,551 32,683	— 3,546 —	— — —	1,085 900 900	10,000 — —	— — —	— — —	30,374 28,704 —	82,747 83,701 42,552
John D. Schachtel	2019 2018 2017	11,200 11,000 —	26,097 33,088 18,327	2,686 3,966 —	— — —	900 900 525	— — 2,387	5,669 3,271 —	— — —	15,153 20,434 —	61,705 72,659 21,239
Donald E. Thomas	2019 2018 2017	11,200 11,000 10,800	— — —	— — —	9,200 13,800 13,800	600 900 300	— — —	— — —	— — —	14,021 19,546 —	35,021 45,246 24,900
Daniel J. Taggart	2019 2018 2017	11,200 11,000 6,605	— — —	— 4,563 —	— — —	900 900 900	— — 1,305	— — —	— — —	7,922 9,530 —	20,022 25,993 8,810
Brian J. Fisher	2019 2018 2017	11,200 11,000 10,800	— — —	— — —	— — —	— — —	— — —	— — —	— — —	4,710 5,963 —	15,910 16,963 10,800

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Grants of Plan-Based Awards

The following table provides information concerning annual and long-term incentive awards granted in 2019 to each of our named executive officers pursuant to our Annual Incentive Plan and our 2015 Plan.

Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Robert W. Beck	Annual	07/10/19	—	178,630	267,945
	NQSO	07/22/19								21,489	25.35	224,990
	RSA	07/22/19							8,875			224,981
Peter R. Knitzer	Annual	07/10/19	—	900,000	1,350,000
	NQSO	02/06/19								43,496	27.89	524,997
	RSU	02/06/19				8,470	18,823	28,234				524,973
	CSPU	02/06/19	236,250	525,000	787,500
	RSA	02/06/19							18,823			524,973
John D. Schachtel	Annual	07/10/19	—	400,000	600,000
	NQSO	02/06/19								12,427	27.89	149,994
	RSU	02/06/19				2,420	5,378	8,067				149,992
	CSPU	02/06/19	67,500	150,000	225,000
	RSA	02/06/19							5,378			149,992
Donald E. Thomas	Annual	07/10/19	—	266,301	399,452
Daniel J. Taggart	Annual	07/10/19	—	375,000	562,500
	NQSO	02/06/19								15,793	27.89	190,622
	RSU	02/06/19				2,268	5,042	7,563				140,621
	CSPU	02/06/19	63,281	140,625	210,937
	RSA	02/06/19							6,834			190,600
Brian J. Fisher	Annual	07/10/19	—	335,000	502,500
	NQSO	02/06/19								11,081	27.89	133,748
	RSU	02/06/19				1,350	3,002	4,503				83,726
	CSPU	02/06/19	37,687	83,750	125,624
	RSA	02/06/19							4,795			133,733

(1)

“Annual” refers to performance-based annual cash incentive award opportunities granted under our Annual Incentive Plan. “NQSO” refers to non-qualified stock options, “RSU” refers to performance-contingent restricted stock units, “CSPU” refers to cash-settled performance units (with each unit’s target value denominated as $1.00), and “RSA” refers to restricted stock award, each granted under our 2015 Plan. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Annual Cash Awards” and “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(2)	The threshold number of units indicated will be earned only if a threshold level of performance is achieved.

(3)

Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 16 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. For performance-contingent RSUs, the grant date fair value is calculated using the target number of shares.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity awards that were outstanding as of December 31, 2019, for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Robert W. Beck	4,297	17,192(2)	25.35	07/22/29	7,100(5)	213,213	—	—
Peter R. Knitzer(10)	5,111 8,422 113,636 39,458 14,498	— — — 19,729(3) 28,998(4)	19.42 15.89 18.90 28.25 27.89	07/28/25 05/04/26 08/01/26 02/07/28 02/06/29	12,549(6)	376,846	45,906(7) 25,958(8) 18,823(9)	1,378,557 779,519 565,255
John D. Schachtel	34,403 4,142	— 8,285(4)	20.00 27.89	05/30/27 02/06/29	3,586(6)	107,688	9,734(8) 5,378(9)	292,312 161,501
Donald E. Thomas	100,000 26,500 19,867 32,500 23,042 21,444 12,708 4,775	— — — — — — — —	16.73 33.93 17.76 15.06 14.75 17.08 19.99 28.25	01/02/23 12/31/23 08/31/24 08/31/24 08/31/24 08/31/24 08/31/24 08/31/24	—	—	—	—
Daniel J. Taggart(11)	13,194 13,262 11,817 5,918 5,264	— — — 2,960(3) 10,529(4)	15.24 17.08 19.99 28.25 27.89	01/05/25 03/29/26 03/15/27 02/07/28 02/06/29	4,556(6)	136,817	5,121(7) 3,893(8) 5,042(9)	153,784 116,907 151,411
Brian J. Fisher	9,644 11,500 13,143 12,379 8,918 5,380 3,693	— — — — — 2,691(3) 7,388(4)	17.76 15.06 14.75 17.08 19.99 28.25 27.89	10/01/24 03/11/25 04/22/25 03/29/26 03/15/27 02/07/28 02/06/29	3,197(6)	96,006	3,865(7) 3,539(8) 3,002(9)	116,066 106,276 90,150

(1)	Amounts are calculated based on the closing price ($30.03) of our common stock on December 31, 2019, the last trading day of 2019.

(2)	This option vests on December 31, 2019 (20%), December 31, 2020 (40%), and December 31, 2021 (40%).

(3)	This option vests in three equal annual installments on each of December 31, 2018, 2019, and 2020.

(4)	This option vests in three equal annual installments on each of December 31, 2019, 2020, and 2021.

(5)	This amount represents the unvested portion of a restricted stock award, which vests on December 31, 2019 (20%), December 31, 2020 (40%), and December 31, 2021 (40%).

(6)	This amount represents the unvested portion of a restricted stock award, which vests in three equal annual installments on each of December 31, 2019, 2020, and 2021.

(7)

This amount represents the earned portion of a performance-contingent RSU that became eligible to vest on December 31, 2019, subject to our Compensation Committee’s certification as to the achievement of certain

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	49

performance goals. The actual number of RSUs, if any, that may have been earned ranged from 0% to 150% of the target number of units, based primarily (90%) on our CAGR of net income compared to our peer group over the performance period, January 1, 2017 through December 31, 2019, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period. The number of target RSUs granted to Messrs. Knitzer, Taggart, and Fisher were as follows: Mr. Knitzer, 47,523 units; Mr. Taggart, 5,302 units; and Mr. Fisher, 4,002 units. Vesting was also contingent upon the continued employment of the executive through December 31, 2019. In March 2020, based upon results achieved during the performance period, our Compensation Committee determined that Messrs. Knitzer, Taggart, and Fisher earned 96.6% of their target RSUs. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(8)

This amount represents a performance-contingent RSU, assuming an achievement level at target. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units set forth in the table above, based primarily (90%) on our CAGR of net income compared to our peer group over the performance period, January 1, 2018 through December 31, 2020, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period. Vesting is also contingent upon the continued employment of the executive through December 31, 2020, or as otherwise provided in the applicable award agreement. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(9)

This amount represents a performance-contingent RSU, assuming an achievement level at target. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units set forth in the table above, based primarily (90%) on our CAGR of net income compared to our peer group over the performance period, January 1, 2019 through December 31, 2021, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period. Vesting is also contingent upon the continued employment of the executive through December 31, 2021, or as otherwise provided in the applicable award agreement. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(10)

The Board terminated Mr. Knitzer’s employment without cause, effective March 26, 2020. Pursuant to the terms of his award agreements, a pro-rata portion of his option awards and RSAs vested as of the termination date, and Mr. Knitzer forfeited the remaining shares subject to the awards. In addition, pursuant to the terms of his award agreements, Mr. Knitzer remains eligible to vest in and earn a pro-rata portion of his performance-contingent RSUs, subject to our Compensation Committee’s certification as to the achievement of relevant performance goals over the associated performance period.

(11)	Mr. Taggart voluntarily terminated his employment, effective February 14, 2020. As a result, Mr. Taggart forfeited all unvested awards.

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Option Exercises and Stock Vested

The following table summarizes the exercise of options and the vesting of stock awards by each of our named executive officers during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Robert W. Beck	—	—	1,775	53,303
Peter R. Knitzer	—	—	52,180	1,566,965
John D. Schachtel	—	—	1,792	53,814
Donald E. Thomas	—	—	—	—
Daniel J. Taggart	—	—	7,399	222,192
Brian J. Fisher	—	—	5,463	164,054

(1)

For Messrs. Beck, Knitzer, Schachtel, Taggart, and Fisher, the amounts represent the number of shares delivered following the vesting of restricted stock subject to RSAs on December 31, 2019. For Messrs. Knitzer, Taggart, and Fisher, the amounts also include the number of shares delivered following the vesting of performance-contingent RSUs on December 31, 2019, based upon results achieved during a performance period that began on January 1, 2017 and ended on December 31, 2019, as determined by our Compensation Committee in March 2020. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(2)	Amounts are calculated based on the closing price ($30.03) of our common stock on December 31, 2019, the last trading day of 2019.

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Equity Compensation Plan Information

The following table provides information concerning the common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2019. At that date, there were a total of 11,013,333 shares of our common stock outstanding.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders
2011 Stock Incentive Plan(1)	293,007(3)	17.87		—
2015 Long-Term Incentive Plan(2)	1,108,638(4)	20.27	(5)	802,710
Equity Compensation Plans Not Approved by Security Holders	—	—		—

Total:	1,401,645	19.61		802,710

(1)

Regional Management Corp. 2011 Stock Incentive Plan. In 2015, our stockholders approved the 2015 Plan, at which time all shares then available for issuance under the 2011 Plan rolled over to the 2015 Plan. Awards may no longer be granted under the 2011 Plan. However, awards that are outstanding under the 2011 Plan will continue in accordance with their respective terms.

(2)

Regional Management Corp. 2015 Long-Term Incentive Plan. As of April 7, 2020, there were 767,881 shares that remained available for issuance under the 2015 Plan, which allows for grants of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), unrestricted shares, restricted shares, RSUs, phantom stock awards, and awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of shares, including performance-based awards.

(3)	This amount represents shares of common stock underlying non-qualified stock option awards.

(4)

This amount represents 774,084 shares of common stock underlying non-qualified stock option awards, 233,696 shares of common stock underlying performance-contingent RSU awards, and 100,858 restricted shares of common stock underlying and issuable pursuant to key team member incentive program award agreements. Share amounts are determined based upon the maximum number of shares that may be delivered pursuant to the performance-based awards. Under the key team member incentive program, each participant is eligible to earn an RSA, subject to the achievement of performance goals over a one-year period. If earned, the RSA is issued following the one-year performance period and vests ratably over a subsequent two-year period (subject to continued employment or as otherwise provided in the underlying award agreement). No executive officer participates in our key team member incentive program. There is no exercise price associated with the RSU awards or restricted shares.

(5)	Calculation excludes shares subject to RSU awards and shares underlying and issuable pursuant to key team member incentive program award agreements.

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CEO Pay Ratio

The following table provides our calculation under applicable SEC regulations of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees.

Compensation Component	CEO ($)	Median Employee ($)
Salary	600,000	30,238
Stock Awards	1,049,946	—
Option Awards	524,997	—
Non-Equity Incentive Plan Compensation	1,928,715	5,989
All Other Compensation	82,747	5,455

Total Compensation:	4,186,405	41,682

CEO to Median Employee Pay Ratio:	100:1

We took the following steps in identifying the median of the annual total compensation of all of our employees:

(1)

We determined that, as of December 31, 2019, our employee population was equal to 1,618 individuals, all located in the United States. This number includes all the individuals determined to be employees for federal tax purposes, whether full-time, part-time, or temporary, as of that date. We chose December 31, 2019, which is within the last three months of our fiscal year as required by applicable SEC regulations, because it aligned with our calendar year payroll procedures.

(2)

We next identified the employee receiving the median amount of compensation in our employee population. To do this, we compared the amount of wages and other compensation received by each employee, other than Mr. Knitzer, as reflected in our payroll records and reported to the Internal Revenue Service in Box 5 of Form W-2 for the calendar year ended December 31, 2019. This compensation measure was annualized for permanent employees who were employed on the measurement date but who did not work for the full calendar year. The compensation measure was consistently applied to all of our employees.

(3)

Once we identified our median employee, we measured that employee’s annual total compensation for the 2019 fiscal year by adding together (a) the same elements of compensation that are included in Mr. Knitzer’s total fiscal 2019 compensation, as reported in our Summary Compensation Table above, and (b) non-discriminatory health and welfare benefits paid by Regional, which we have included as “All Other Compensation” in the table above.

(4)

For Mr. Knitzer, we used the amount reported in the “Total” column of our Summary Compensation Table above. Mr. Knitzer was eligible for but did not elect to participate in non-discretionary health and welfare benefit plans offered by Regional.

The resulting pay ratio was calculated in a manner consistent with SEC regulations, and we believe that it constitutes a reasonable estimate. However, as contemplated by SEC regulations, we relied on methods and assumptions that we determined to be appropriate for calculating the Chief Executive Officer pay ratio at Regional. Other public companies will use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. It may therefore be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies, including companies in our industry.

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SUMMARY OF EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

In 2019, the following individuals served as our executive officers:

•	Robert W. Beck, our current President and Chief Executive Officer and former Executive Vice President and Chief Financial Officer;

•	Peter R. Knitzer, our former President and Chief Executive Officer;

•	John D. Schachtel, our Executive Vice President and Chief Operating Officer;

•	Donald E. Thomas, our former Executive Vice President and Chief Financial Officer;

•	Daniel J. Taggart, our former Executive Vice President and Chief Credit Risk Officer; and

•	Brian J. Fisher, our Executive Vice President, General Counsel, and Secretary.

Messrs. Knitzer, Schachtel, Thomas, Taggart, and Fisher served as executive officers at the beginning of 2019. Mr. Thomas resigned as Chief Financial Officer in July 2019, and Mr. Beck’s employment as our Chief Financial Officer commenced on July 22, 2019. Mr. Taggart resigned in early 2020, and Manish Parmar was appointed Executive Vice President and Chief Credit Risk Officer on January 6, 2020. Mr. Fisher assumed the title of Executive Vice President, General Counsel, and Secretary on February 6, 2020. Finally, Mr. Knitzer’s termination as President and Chief Executive Officer and as a director occurred in March 2020, and Mr. Beck assumed the title of President and Chief Executive Officer on March 26, 2020. Michael S. Dymski is currently serving as Vice President, interim Chief Financial Officer, and Chief Accounting Officer.

We entered into employment agreements with Messrs. Knitzer and Schachtel shortly before each commenced employment with us in August 2016 and May 2017, respectively. Similarly, we entered into employment letter agreements with Messrs. Thomas, Taggart, and Fisher shortly before each commenced employment with us in January 2013, January 2015, and January 2013, respectively. In August 2017, we entered into employment agreements with Messrs. Thomas, Taggart, and Fisher that superseded each executive’s prior employment letter agreement. We amended the employment agreements of Messrs. Knitzer and Schachtel in August 2017, and in February 2019, we entered into a retirement agreement with Mr. Thomas that amended his employment agreement. In addition, in May 2019, we entered into an employment agreement with Mr. Knitzer that superseded his prior employment agreement, and in July 2019, we entered into an employment agreement with Mr. Beck. Finally, in March 2020, we entered into an employment agreement with Mr. Beck in connection with his assumption of the title of President and Chief Executive Officer, which superseded his prior employment agreement.

We describe below the material terms of our executives’ current and prior employment agreements. We also describe the material terms of Mr. Thomas’ retirement agreement. Additional information regarding the compensation that our executive officers are eligible for, earned, and were paid is set forth elsewhere in this Proxy Statement, including in the Compensation Discussion and Analysis and the Executive Compensation Tables set forth above.

Employment Agreements with Executive Officers

Mr. Knitzer’s employment agreement was terminated effective March 26, 2020, and his termination was treated as a termination without cause under the terms of his employment agreement. As a result, Mr. Knitzer will receive severance and other benefits in accordance with the terms of his employment agreement, which is described in further detail below. Mr. Taggart resigned from the Company in early 2020, and his resignation was treated as a voluntary termination of employment pursuant to the terms of his employment agreement. Mr. Taggart is not eligible to receive severance under the terms of his employment agreement as a result of his resignation. Mr. Thomas’ employment agreement was amended by his retirement agreement, which is described in further detail below.

The employment agreements of Messrs. Beck, Schachtel, and Fisher provide for a three-year term. The three-year term ends on March 25, 2023 in the case of Mr. Beck under his current employment agreement, and his prior employment agreement provided for a three-year term ending on July 21, 2022. The three-year term ends on May 30, 2020 and August 30, 2020, in the case of Messrs. Schachtel and Fisher, respectively. The employment agreements generally provide for compensation to our executives in the form of annual base salaries, annual cash incentive opportunities, long-term incentive opportunities, and various other limited perquisites and personal benefits. Our executives have also agreed to certain restrictive covenants set forth in the employment agreements, including a covenant not to compete.

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Pursuant to his current employment agreement, Mr. Beck is entitled to an annual base salary of no less than $600,000, pro-rated for any partial year, and his prior employment agreement provided for an annual base salary of no less than $400,000. Pursuant to their employment agreements, Messrs. Schachtel, Fisher, Knitzer, and Taggart are (or were) entitled to an annual base salary of no less than $350,000; $240,000; $600,000; and $318,000, respectively, pro-rated for any partial year. For each calendar year during the employment term under Mr. Beck’s current employment agreement and Mr. Knitzer’s former employment agreement, each of Messrs. Beck and Knitzer is (or was) also eligible to earn an annual bonus award under our Annual Incentive Plan based upon the achievement of performance targets established by our Compensation Committee, with a target bonus equal to no less than 150% of such executive’s base salary, pro-rated for any partial year. Mr. Beck’s current employment agreement provides that Mr. Beck’s target annual bonus award under our Annual Incentive Plan for 2020 will be $787,364. Under Mr. Beck’s prior employment agreement, Mr. Beck was eligible to earn an annual bonus with a target bonus equal to no less than 100% of Mr. Beck’s base salary, pro-rated for any partial year. For each calendar year during the employment term, Messrs. Schachtel, Fisher, and Taggart is (or was) also eligible to earn an annual bonus award under our Annual Incentive Plan based upon the achievement of performance targets established by our Compensation Committee, with a target bonus equal to no less than 100% of the executive’s base salary, in each case pro-rated for any partial year.

The current employment agreement of Mr. Beck provides that he is entitled to receive a non-qualified stock option award, a restricted stock award, a performance-contingent RSU award, and a cash-settled performance unit award as soon as practicable after the effective date of his current employment agreement, with the vesting of each such award subject to continued employment through the vesting date and, in the case of the performance-contingent RSU award and the cash-settled performance unit award, the achievement of performance objectives established by our Compensation Committee. In addition, pursuant to Mr. Beck’s prior employment agreement, Mr. Beck received a non-qualified stock option award and restricted stock award shortly after the commencement of his employment as Chief Financial Officer. The employment agreement of Mr. Schachtel provides that Mr. Schachtel is entitled to receive a non-qualified stock option award, a performance-contingent RSU award, and a cash-settled performance unit award within his first year of employment, with the vesting of each such award subject to continued employment through the vesting date and, in the case of the performance-contingent RSU award and the cash-settled performance unit award, the achievement of performance objectives established by our Compensation Committee. Each executive is otherwise eligible to participate in our long-term incentive program at the sole discretion of our Compensation Committee and our Board.

Commencing in 2021, Mr. Beck will be eligible to receive an annual base salary, annual cash incentive opportunity, and long-term incentive opportunity totaling in the aggregate at least $3,600,000 under his current employment agreement; his prior employment agreement provided for an annual base salary, annual cash incentive opportunity, and long-term incentive opportunity totaling in the aggregate at least $1,400,000. Commencing in 2018 (or 2019, in the case of Mr. Schachtel), Messrs. Schachtel, Fisher, and Taggart will be (or was) eligible to receive an annual base salary, annual cash incentive opportunity, and long-term incentive opportunity totaling in the aggregate at least $1,225,000; $720,000; and $954,000, respectively. Mr. Knitzer was eligible to receive an annual base salary, annual cash incentive opportunity, and long-term incentive opportunity totaling in the aggregate at least $3,600,000 in 2019. Each executive’s annual total compensation opportunity is subject to our Compensation Committee’s discretion to adjust base salary, determine allocations between cash and equity compensation opportunities, establish performance and/or multi-year service criteria, and determine if and to the extent any incentive compensation is earned and payable based on the attainment of performance criteria and other terms and conditions established by our Compensation Committee, and further subject to the terms and conditions of the applicable incentive plan and related award agreements (including, if applicable under any such plan or award agreement, multi-year vesting). Long-term incentive awards are subject to the terms of the 2015 Plan and the related award agreements.

We also provide our executives with benefits generally available to our other employees, including medical and retirement plans. In addition, we provide our executives with the use of a mobile phone (or the provision of a stipend for a mobile phone), disability insurance policies, and reasonable travel expenses. In the case of Messrs. Schachtel and Knitzer, we pay (or paid) for reasonable expenses associated with their travel to and from their personal residences to our headquarters in South Carolina. Pursuant to Mr. Beck’s current employment agreement, in 2020 we will pay for reasonable expenses (not to exceed $5,000) associated with Mr. Beck’s travel to and from his additional Connecticut residence to our headquarters in South Carolina. In addition, pursuant to Mr. Beck’s prior

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employment agreement, we provided relocation benefits to Mr. Beck to relocate to the Greenville, South Carolina area.

Our executive employment agreements and long-term incentive award agreements also provide for certain severance benefits following an executive’s termination by us without cause, by the executive as a result of good reason, due to the executive’s disability, due to the executive’s death, or following a “double-trigger” change-in-control event. A “double-trigger” change-in-control event requires both (1) a change-in-control and (2) an executive’s termination by us without cause or by the executive as a result of good reason within certain timeframes. The terms “cause,” “good reason,” “disability,” and “change-in-control” are defined in the 2011 Plan, the 2015 Plan, and/or each executive’s employment agreement and/or long-term incentive award agreements, as applicable. The severance benefits are described in “Summary of Employment Arrangements with Executive Officers – Potential Payments Upon Termination or Change-in-Control,” below. An executive’s receipt of severance benefits will be subject to the executive’s execution of a release of claims within the time period specified in the employment agreement and the continued compliance with the restrictive covenants described below.

Each executive is also subject to various restrictive covenants, and his entitlement to certain benefits is contingent upon his compliance with such covenants. Specifically, each executive is subject to a covenant not to disclose our confidential information during his employment and at all times thereafter, a covenant not to compete during his employment and for a period of one year (or two years, in the case of Mr. Beck under his current employment agreement and Mr. Knitzer) following his termination of employment, a covenant not to solicit competitive “business services” through or from “loan sources” (each as defined in the employment agreements) during his employment and for a period of one year (or two years, in the case of Mr. Beck under his current employment agreement and Mr. Knitzer) following his termination of employment, a covenant not to solicit or hire our employees during his employment and for a period of one year (or two years, in the case of Mr. Beck under his current employment agreement and Mr. Knitzer) following his termination of employment, and a non-disparagement covenant effective during the employment term and at all times thereafter. Each executive’s covenant not to compete is limited to an area within 25 miles of any of our branches or other offices. Each of Messrs. Knitzer, Thomas, and Taggart remains subject to the restrictive covenants described in such executive’s employment agreement.

In addition, each executive must abide by any equity retention policy, compensation recovery policy, stock ownership guidelines, or other similar policies that we maintain.

Retirement Agreement with Former Chief Financial Officer

On February 12, 2019, Mr. Thomas notified the Company of his intent to retire from the Company following the transition of duties and responsibilities from Mr. Thomas to a new Chief Financial Officer. Mr. Thomas’ retirement was treated as a voluntary termination of employment pursuant to the terms of his employment agreement.

The Compensation Committee approved a letter agreement (the “Retirement Agreement”), dated February 12, 2019, setting forth the terms of Mr. Thomas’ retirement. Pursuant to the Retirement Agreement, Mr. Thomas’ employment agreement was amended, among other items, to provide that the compensation terms found in the Retirement Agreement generally supersede those found in his employment agreement. During the transition period, Mr. Thomas was paid an annualized base salary of $400,000 (pro-rated for any partial year). He also generally continued to participate in those Company benefit plans and arrangements in which he was eligible at the time to participate. Mr. Thomas received a pro-rated annual cash incentive bonus for 2019 based on achievement of the performance goals as determined by the Compensation Committee, in the amount of $214,905. Mr. Thomas also earned a completion bonus of $200,000 following the completion of an orderly transition of duties and responsibilities to a new Chief Financial Officer. Following Mr. Thomas’ resignation in July 2019, the Retirement Agreement is no longer in effect. Mr. Thomas’ outstanding long-term incentive awards granted under the 2011 Plan and the 2015 Plan continue to be governed by the terms of the applicable stock plan and related award agreement(s).

Consulting Agreement with Former Chief Credit Risk Officer

The Compensation Committee approved a consulting agreement (the “Consulting Agreement”), dated April 13, 2020, with Mr. Taggart. Pursuant to the Consulting Agreement, Mr. Taggart will provide consulting and advisory services, including but not limited to services related to credit risk matters, in each calendar month during

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the term of the Consulting Agreement ending on June 30, 2020. During the term, Mr. Taggart is entitled to receive a consulting fee equal to $25,000 per calendar month, plus an additional amount of $300 per hour for each hour of services that Mr. Taggart performs in excess of 85 hours in any calendar month. In addition, he is entitled to receive reimbursement for reasonable business expenses incurred in connection with those services. Pursuant to Mr. Taggart’s former employment agreement with the Company, Mr. Taggart remains subject to customary restrictive covenants following his termination of employment.

Potential Payments Upon Termination or Change-in-Control

Under their employment agreements and long-term incentive award agreements, our executive officers are entitled to certain severance benefits following termination by us without cause, by the executive as a result of good reason, due to the executive’s disability, due to the executive’s death, and following a “double-trigger” change-in-control. These benefits ensure that our executives are motivated primarily by the needs of our business, rather than circumstances that are outside of the ordinary course of business (such as circumstances that might lead to the termination of an executive’s employment or that might lead to a change-in-control). Severance benefits provide for a level of continued compensation if an executive’s employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits enable executives to focus fully on their duties while employed by us, ensure that our executives act in the best interests of our stockholders, even if such actions are otherwise contrary to our executives’ personal interests, and alleviate concerns that may arise in the event of an executive’s separation from service with us. We believe that these severance benefits are in line with current market practices.

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The rights to and level of benefits are determined by the type of termination event. Our executive employment agreements provide for the following cash and other benefits:

Termination Event	Severance Benefits
By the Company Without Cause or by the Executive for Good Reason

(1)  Payment in Lieu of 30 Days’ Notice. At our election, 30 days’ base salary in lieu of allowing the executive to work through any required 30-day termination notice period.

(2)  Base Salary Continuation. In the case of Mr. Beck under his current employment agreement and Mr. Knitzer under his former employment agreement, an amount equal to two times his salary in effect on the termination date, payable over a period of 24 months following his termination date, and in the case of each other executive subject to a current employment agreement, an amount equal to his salary in effect on the termination date, payable over a period of 12 months following his termination date.

(3)  Average Bonus. In the case of Mr. Beck under his current employment agreement and Mr. Knitzer under his former employment agreement, an amount equal to two times his average bonus determined as of the termination date, payable over a period of 24 months following his termination date, and in the case of each other executive subject to a current employment agreement, an amount equal to his average bonus determined as of the termination date, payable over a period of 12 months following his termination date. An executive’s “average bonus” is defined in his employment agreement, generally as the average annual bonus paid for the three fiscal years prior to the year of termination or such lesser number of full fiscal years that the executive has been employed. If employment is terminated before the last day of the executive’s first full fiscal year, the average bonus is calculated as the executive’s target bonus.

(4)  Annual Incentive Compensation. The pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year.

(5)  Health Benefits Continuation Coverage. Reimbursement of COBRA premiums for continuation coverage under our group medical plan for 24 months (in the case of Mr. Beck under his current employment agreement and Mr. Knitzer under his former employment agreement) or 12 months (in the case of each other executive subject to a current employment agreement) following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer.

(6)  Outplacement Services. Reasonable outplacement service expenses for 24 months (in the case of Mr. Beck under his current employment agreement and Mr. Knitzer under his former employment agreement) or 12 months (in the case of each other executive subject to a current employment agreement) following the termination date, not exceeding $25,000 per year.

“Double-Trigger” Change-in-Control

For each executive other than Mr. Beck under his current employment agreement and Mr. Knitzer under his former employment agreement, if employment is terminated by us without cause or by the executive as a result of good reason, and such termination occurs within six months before or one year after the effective date of a change-in-control, then the executive is entitled to the benefits described immediately above, plus the additional benefit that the amounts described in items (2) and (3) will be increased by a factor of 100% (for a total of two times salary and average bonus).

Disability	If employment is terminated due to the executive’s disability, he will be entitled to the same benefits as if employment were terminated by us without cause or by the executive as a result of good reason, except that he is not entitled to 30 days’ notice of termination (or payment in lieu thereof). The disability severance benefits will be reduced by the amount of any disability benefits paid to the executive pursuant to any disability insurance, plan, or policy provided by us to or for the benefit of the executive. If any disability benefits paid to an

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Termination Event	Severance Benefits

executive pursuant to any disability insurance, plan, or policy provided by us are not subject to local, state, or federal taxation, then our severance obligations in the event of termination due to the executive’s disability will be reduced by an amount equal to the gross taxable amount that we would have been required to pay in order to yield the net, after-tax benefit that the executive actually received pursuant to such disability insurance, plan, or policy.

Death	Annual Incentive Compensation. The pro-rata portion of any bonus for the year in which death occurs, to the extent earned, plus, if death occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year (paid to the executive’s designated beneficiary or estate, as applicable).
Voluntary Termination

Annual Incentive Compensation. If termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year (the executive is not entitled to any bonus for the year during which voluntary termination occurs).

Cause	None.

In addition to the benefits provided for under our executive employment agreements, our long-term incentive award agreements provide for the following treatment of awards following termination:

Termination Event	Award Treatment
By the Company Without Cause, by the Executive for Good Reason, Due to Disability, or Due to Death

•   Non-Qualified Stock Option Awards: Pro-rata accelerated vesting of any unvested shares.

•   Restricted Stock Awards: Pro-rata accelerated vesting of any unvested shares.

•   Performance-Contingent RSUs: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.

•   Cash-Settled Performance Units: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.

“Double-Trigger” Change-in-Control

•   Non-Qualified Stock Option Awards: Full accelerated vesting in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one year after the effective date of a change-in-control.

•   Restricted Stock Awards: Full accelerated vesting in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one year after the effective date of a change-in-control.

•   Performance-Contingent RSUs: Full accelerated vesting at target in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one year after the effective date of a change-in-control.

•   Cash-Settled Performance Units: Full accelerated vesting at target in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one year after the effective date of a change-in-control.

Retirement

•   Non-Qualified Stock Option Awards: Continued vesting as if the executive remained employed.

•   Restricted Stock Awards: Unvested shares are forfeited as of the termination date.

•   Performance-Contingent RSUs: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.

•   Cash-Settled Performance Units: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.

An executive is generally eligible for “Retirement” when he (i) is 65 or older at the time of termination, or (ii) is 55 or older at the time of termination and has completed ten (10) years of service to Regional.

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The following table provides information concerning the payments and the value of other benefits that our NEOs would have been eligible to receive if their employment had been terminated under the described circumstances. Our obligation to provide the payments and other benefits described in the table are found in each NEO’s employment agreement and in long-term incentive award agreements, in each case as described above.

In calculating the amounts included in the table below, we have assumed (i) that the termination event and/or change-in-control occurred on December 31, 2019, (ii) a share price of $30.03 (our closing share price on December 31, 2019), and (iii) the following:

•	“Payment in Lieu of 30 Days’ Notice”: We have assumed that we will elect to pay 30 days’ base salary in lieu of allowing the NEO to work through any required 30-day termination notice period.
•	“Severance Payment”: The amount represents a combination of the “Base Salary Continuation” and “Average Bonus” payments described above.
•	“Annual Incentive Compensation”: The amount is based upon the level of performance and percentage payout actually achieved, as determined by the Compensation Committee in March 2020.
•

“Long-Term Incentive Award Vesting”: The value associated with accelerated non-qualified stock option awards has been calculated by multiplying the number of accelerated shares by the amount by which our stock price as of December 31, 2019 exceeded (if at all) the exercise price of the option. For any performance-contingent long-term incentive award where vesting remains subject to actual performance over a performance period, (1) we have calculated the value (if any) of awards associated with performance periods ending in 2019 based on actual performance, and (2) we have ascribed no value to awards associated with performance periods ending after 2019 because there is no guarantee that we will meet the threshold performance criteria required for these awards to vest and be paid.

•

“Other Benefits”: The amount includes reimbursement of COBRA premiums for continuation coverage and the value of outplacement services. We have assumed (1) that the NEO will not become entitled to obtain insurance from a subsequent employer, and (2) that the NEO will receive the maximum value of outplacement services.

		Termination Event
Name	Type of Payment or Benefit	Termination by the Company Without Cause or by the Executive for Good Reason ($)	Termination by the Company Without Cause or by the Executive for Good Reason in Connection with a Change in Control ($)	Termination Due to Disability ($)	Termination Due to Death ($)	Voluntary Termination by the Executive(1) ($)
Robert W. Beck	Payment in Lieu of 30 Days’ Notice	32,877	32,877	—	—	—
	Severance Payment	800,000	1,600,000	800,000	—	—
	Annual Incentive Compensation	178,630	178,630	178,630	178,630	—
	Long-Term Incentive Award Vesting(2)	71,978	293,672	71,978	71,978	—
	Other Benefits	25,000	25,000	25,000	—	—
	Total	1,108,486	2,130,179	1,075,609	250,608	—
Peter R. Knitzer(3)	Payment in Lieu of 30 Days’ Notice	49,315	49,315	—	—	—
	Severance Payment	2,398,154	2,398,154	2,398,154	—	—
	Annual Incentive Compensation	726,300	726,300	726,300	726,300	—
	Long-Term Incentive Award Vesting(2)	2,775,896	5,454,243	2,775,896	2,775,896	—
	Other Benefits	50,000	50,000	50,000	—	—
	Total	5,999,665	8,678,012	5,950,350	3,502,196	—
John D. Schachtel	Payment in Lieu of 30 Days’ Notice	32,877	32,877	—	—	—
	Severance Payment	740,860	1,481,720	740,860	—	—
	Annual Incentive Compensation	322,800	322,800	322,800	322,800	—
	Long-Term Incentive Award Vesting(2)	49,106	1,004,231	49,106	49,106	—
	Other Benefits	41,430	41,430	41,430	—	—
	Total	1,187,073	2,883,058	1,154,196	371,906	—
Daniel J. Taggart(3)	Payment in Lieu of 30 Days’ Notice	30,822	30,822	—	—	—
	Severance Payment	690,061	1,380,122	690,061	—	—
	Annual Incentive Compensation	302,625	302,625	302,625	302,625	—
	Long-Term Incentive Award Vesting(2)	353,825	948,780	353,825	353,825	—
	Other Benefits	44,055	44,055	44,055	—	—
	Total	1,421,388	2,706,404	1,390,566	656,450	—
Brian J. Fisher	Payment in Lieu of 30 Days’ Notice	27,534	27,534	—	—	—
	Severance Payment	603,695	1,207,390	603,695	—	—
	Annual Incentive Compensation	270,345	270,345	270,345	270,345	—
	Long-Term Incentive Award Vesting(2)	264,245	696,962	264,245	264,245	—
	Other Benefits	33,862	33,862	33,862	—	—
	Total	1,199,682	2,236,093	1,172,148	534,590	—

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	60

(1)

A voluntary termination that is treated as a “retirement” may result in pro-rata or continued vesting of certain long-term incentive awards. None of our NEOs were eligible for “retirement” as of December 31, 2019.

(2)

See “Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year-End” for a summary of equity-based long-term incentive awards outstanding as of December 31, 2019. As of December 31, 2019, in addition to equity-based long-term incentive awards, Messrs. Knitzer, Schachtel, Taggart, and Fisher held one or more cash-settled performance unit awards having an aggregate target value of $2,208,333; $425,000; $356,625; and $263,750, respectively.

(3)

Mr. Knitzer’s employment was terminated without cause, effective March 26, 2020. He is entitled to receive severance benefits pursuant to the terms of his employment agreement, calculated as of the effective date of his termination. Mr. Taggart resigned from the Company in early 2020. His resignation was treated as a voluntary termination of employment pursuant to the terms of his employment agreement.

The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms, or operation in favor of our NEOs. Because the amounts in the table are calculated subject to the assumptions provided and on the basis of the occurrence of a termination as of a particular date and under a particular set of circumstances, the actual amount to be paid to each of our NEOs upon a termination or change in control may vary significantly from the amounts included in the table. Factors that could affect these amounts include the timing during the year of the termination event and the type of termination event that occurs.

The following table provides information concerning the payments that Mr. Thomas received in 2019 pursuant to the Retirement Agreement.

Name and Principal Position	Salary During Transition ($)	2018 Annual Bonus ($)	Completion Bonus ($)
Donald E. Thomas, Former Executive Vice President and Chief Financial Officer	266,301	353,935	200,000

In addition, pursuant to our Annual Incentive Plan, Mr. Thomas was awarded a cash bonus opportunity based upon the Company’s and his performance in 2019, with a target bonus equal to one hundred percent (100%) of his base salary (the “2019 Annual Bonus”). In March 2020, the Compensation Committee determined that Mr. Thomas earned a pro-rated 2019 Annual Bonus of $214,905.

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SUMMARY OF COMPANY INCENTIVE PLANS

The discussion that follows describes certain material terms of our principal long-term incentive plans and our principal cash incentive plan.

Long-Term Incentive Plans

2015 Long-Term Incentive Plan

The 2015 Plan became effective April 22, 2015, and was amended and restated effective April 27, 2017. The purposes of the 2015 Plan are (i) to encourage and enable selected employees, directors, and consultants to acquire or increase their holdings of our common stock and other equity-based interests and/or to provide other incentive awards in order to promote a closer identification of their interests with our interests and those of our stockholders, and (ii) to provide us with flexibility to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operation largely depends. Awards granted under the 2015 Plan may be in the form of incentive or non-qualified stock options, SARs (including related or freestanding SARs), RSAs, RSU awards, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, and/or dividend equivalent awards. Awards may be granted under the 2015 Plan until April 21, 2025 or the plan’s earlier termination by the Board.

The 2015 Plan is administered by the Compensation Committee, subject to Board oversight. The maximum aggregate number of shares of common stock that we may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 1,550,000 shares, plus (ii) any shares (A) remaining available for grant as of the effective date of the 2015 Plan under any prior plan and/or (B) subject to an award granted under a prior plan, which award is forfeited, canceled, terminated, expires, or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited. In addition, shares subject to certain awards will again be available for issuance (or otherwise not counted against the maximum number of available shares) under the 2015 Plan, including unissued or forfeited shares subject to awards that are canceled, terminate, expire, are forfeited, or lapse for any reason; awards settled in cash; dividends (including dividends paid in shares) or dividend equivalents paid in cash in connection with outstanding awards; and shares subject to an award other than an option or SAR that are not issued for any reason (including failure to achieve maximum performance criteria). Further, the following will not reduce the maximum number of shares available under the 2015 Plan: (i) shares issued under the 2015 Plan through the settlement, assumption, or substitution of outstanding awards granted by another entity or obligations to grant future awards in connection with a merger or similar transaction that involves our acquisition of another entity, and (ii) available shares under a shareholder approved plan of an acquired company (as adjusted to reflect the transaction) that are used for awards under the 2015 Plan, in each case, subject to NYSE listing requirements.

The maximum aggregate number of shares of common stock that may be issued under the 2015 Plan pursuant to the grant of incentive options may not exceed 1,550,000 shares. Further, under the 2015 Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 450,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); (ii) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 450,000 shares of common stock; and (iii) the maximum amount of awards that are settled in cash that can be granted to any one participant is $2,500,000. Notwithstanding the foregoing, the maximum number of shares of common stock subject to awards granted during any 12-month period to a non-employee director, taken together with any cash fees paid during such 12-month period to such non-employee director in respect of Board service, may not exceed $600,000 in total value (calculating the value of any such awards based on the fair market value per share of common stock on the grant date of such award).

The number of shares reserved for issuance under the 2015 Plan, the participant award limitations, and the terms of awards may be adjusted in the event of an adjustment in our capital structure (due to a merger, recapitalization, stock split, stock dividend, or similar event).

2011 Stock Incentive Plan

The 2011 Plan provides for the issuance of a maximum of 950,000 shares of common stock pursuant to awards granted under the plan. Awards may include incentive or non-qualified stock options, SARs (including related or freestanding SARs), other stock-based awards (including shares of common stock, restricted shares, RSUs, and awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	62

value of our common stock), and/or performance-based awards to our and our subsidiaries’ key employees, directors, or other service providers. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 2011 Plan is administered by the Compensation Committee and was replaced by the 2015 Plan. Awards may no longer be granted under the 2011 Plan, and any shares that remained available for grant have been rolled over to the 2015 Plan. However, awards that remain outstanding under the 2011 Plan will continue in accordance with their respective terms.

Annual Incentive Plan

The Annual Incentive Plan is administered by the Compensation Committee and provides for the payment of incentive bonuses based on the attainment of performance objectives in the form of cash or, at the discretion of the Compensation Committee, in awards of shares under the 2015 Plan. The purpose of the Annual Incentive Plan is to enable us to attract, retain, motivate, and reward selected officers and other employees by providing them with the opportunity to earn annual incentive compensation awards based on the attainment of certain performance objectives. The Compensation Committee will establish the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a shorter period, as determined by the Compensation Committee, and performance periods may overlap. For a given performance period, the Compensation Committee will establish (i) the performance objective or objectives that must be achieved for a participant to be eligible to receive a bonus for such performance period, and (ii) the target incentive bonus for each participant. The Compensation Committee may adjust awards as appropriate for partial achievement of goals or other factors, and may interpret and make necessary and appropriate adjustments to performance goals and the manner in which goals are evaluated. The Compensation Committee has absolute discretion to reduce or eliminate the amount of an award granted to a participant, including an award otherwise earned and payable under the Annual Incentive Plan, and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s target incentive bonus. No participant may receive a bonus under the Annual Incentive Plan, with respect to any fiscal year, in excess of $2,500,000.

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STOCKHOLDER PROPOSALS

We are seeking stockholder action on the following three proposals, which are described in greater detail below:

1.	The election of the nine nominees named in this Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified;

2.	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	The approval, on an advisory basis, of our executive compensation.

Proposal No. 1: Election of Directors

Our Bylaws currently provide that the number of directors of the Company shall be fixed from time to time by resolution adopted by the Board. There are presently nine directors.

The Nominating Committee evaluates the size and composition of the Board on at least an annual basis. In connection therewith, the Nominating Committee has nominated and recommends for election as directors the following nine nominees: Robert W. Beck, Jonathan D. Brown, Roel C. Campos, Maria Contreras-Sweet, Michael R. Dunn, Steven J. Freiberg, Sandra K. Johnson, Alvaro G. de Molina, and Carlos Palomares. Each nominee presently serves as a director. In recruiting Dr. Johnson in early 2020, the Board paid a fee to a third-party search firm to help identify director prospects and perform other related services. The Board appointed Dr. Johnson as a director effective as of April 21, 2020, and Dr. Johnson is standing for election as a director for the first time at the Annual Meeting. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation, removal, or death.

A candidate for election as a director is nominated to stand for election based on his or her professional experience, recognized achievements in his or her respective fields, an ability to contribute to some aspect of our business, and the willingness to make the commitment of time and effort required of a director. A description of the background, business experience, skills, qualifications, attributes, and certain other information with respect to each of the nominees for election to the Board can be found above in the “Board of Directors and Corporate Governance Matters” section of this Proxy Statement. Each of the above-listed nominees has been identified as possessing an appropriate diversity of background and experience, good judgment, deep knowledge of our industry, strength of character, and an independent mind, as well as a reputation for integrity and high personal and professional ethics. Each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

In selecting this slate of nominees for 2020, the Nominating Committee specifically considered the background and business experience of each of the nominees, along with the familiarity of the nominees with our business and prospects, which has been developed as a result of their service on our Board. The Nominating Committee believes that such familiarity will be helpful in addressing the opportunities and challenges that we face in the current business environment.

Each of the nine nominees has consented to being named in this Proxy Statement and to serve as a director, if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a director, the proxies will be voted for such other person as may be designated by the Nominating Committee as a substitute nominee, but in no event will proxies be voted for more than nine nominees. The Nominating Committee has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

The Board unanimously recommends a vote “FOR” the election of each of the nominees listed above.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

RSM US LLP has served as our independent registered public accounting firm since 2007. The Audit Committee has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and the Audit Committee and the Board recommend that the stockholders ratify the appointment of RSM US LLP as our independent registered public accounting firm for fiscal 2020.

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A representative of RSM US LLP plans to attend the virtual Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions. Although ratification is not required, the Board is submitting the appointment of RSM US LLP to the stockholders for ratification as a matter of good corporate governance. In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider whether to appoint another independent registered public accounting firm.

The following table sets forth the aggregate fees billed to us by our independent registered public accounting firm, RSM US LLP, during the fiscal years ended December 31, 2019 and 2018.

	Year Ended December 31, 2019	Year Ended December 31, 2018
Audit Fees	$916,325	$856,843
Audit-Related Fees	19,688	8,400
Tax Fees	—	170,114
All Other Fees	—	—

Total	$936,013	$1,035,357

In the above table, in accordance with applicable SEC rules:

•

“Audit Fees” are fees billed for professional services rendered by the independent registered public accounting firm for the audit of our annual consolidated financial statements, review of consolidated financial statements included in our Forms 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

•

“Audit-Related Fees” are fees billed for assurance and related services performed by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.” In 2019, these fees were for attest services performed by the independent registered public accounting firm related to financial reporting that are not required by statute or regulation. In 2018, these fees were for services performed by the independent registered public accounting firm for accounting consultation services.

•

“Tax Fees” are fees billed for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning. There were no such fees incurred in 2019. In 2018, these fees were for services performed for the filing of our 2017 tax returns and estimated payments for 2018.

•

“All Other Fees” represent fees billed for ancillary professional services that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” There were no such fees incurred in 2019 or 2018.

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. The Audit Committee reviewed and pre-approved all of the services performed by RSM US LLP. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve audit and non-audit services may be delegated by the Audit Committee to the Chair of the Audit Committee, who shall present any decision to pre-approve an activity to the full Audit Committee at the first regular meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Audit Committee has reviewed the non-audit services provided by RSM US LLP and has determined that the provision of such services is compatible with maintaining RSM US LLP’s independence.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

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Proposal No. 3: Advisory Vote to Approve Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables in this Proxy Statement (a “Say-on-Pay Vote”). Taking into consideration the most recent voting results from our 2018 annual stockholders’ meeting concerning the frequency of the Say-on-Pay Vote, we determined that we will hold an annual advisory vote to approve the compensation of our named executive officers until the next required advisory vote on the frequency of such votes.

The Compensation Committee oversees the development of a compensation program designed to attract, retain, and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure illustrate the trends in compensation and the application of our compensation philosophies and practices for the years presented. We encourage stockholders to read the Compensation Discussion and Analysis, which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2019.

The Compensation Committee believes that our executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance, and promotes an alignment between the interests of our named executive officers and our stockholders. Accordingly, we are asking our stockholders to vote “FOR” the non-binding advisory resolution approving the compensation of our named executive officers, including as described in the Compensation Discussion and Analysis, compensation tables, and the accompanying narrative discussion.

Because your vote is advisory, it will not be binding upon us, the Compensation Committee, or the Board. However, the Compensation Committee and the Board value the opinions of our stockholders and will take the outcome of the vote into account when considering future executive compensation arrangements.

The Board unanimously recommends a vote “FOR” the advisory approval of the compensation of our named executive officers.

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OTHER INFORMATION

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter, a copy of which is available on our Investor Relations website, www.regionalmanagement.com. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during the fiscal year ended December 31, 2019, and particularly with regard to the audited consolidated financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018, and 2017.

The Audit Committee is composed solely of independent directors under existing NYSE listing standards and SEC requirements. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of our subsidiaries or affiliates. In addition, the Board of Directors has determined that Messrs. Steven J. Freiberg, Alvaro G. de Molina, and Carlos Palomares are “audit committee financial experts,” as defined by SEC rules.

Our management has the primary responsibility for our financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met six times during the fiscal year ended December 31, 2019.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles, and has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2019, by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC. This report of the Audit Committee has been prepared by members of the Audit Committee.

Members of the Audit Committee:

Alvaro G. de Molina (Chair)

Steven J. Freiberg

Carlos Palomares

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the close of trading on April 7, 2020, of: (i) each person known by us to beneficially own more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers, including our named executive officers; and (iv) all of our directors and executive officers, as a group. For purposes of the following and the accompanying footnotes, references to “executive officers” include our named executive officers.

Shares Beneficially Owned(1) Name Number Percentage Basswood Capital Management, L.L.C.(2) 1,401,931 12.5% Wellington Management Group LLP and affiliates(3) 1,082,286 9.7% Dimensional Fund Advisors LP(4) 961,337 8.6% BlackRock, Inc.(5) 900,201 8.1% Gregory L. Summe(6) 622,313 5.6% Renaissance Technologies LLC(7) 556,437 5.0% Jonathan D. Brown(8) 7,056 * Roel C. Campos(9) 68,007 * Maria Contreras-Sweet 8,109 * Michael R. Dunn(10) 212,522 1.9% Steven J. Freiberg(11) 164,187 1.5% Sandra K. Johnson Alvaro G. de Molina(12) 65,467 * Carlos Palomares(13) 65,360 * Robert W. Beck(14) 46,624 * Peter R. Knitzer(15) 262,721 2.3% John D. Schachtel(16) 73,702 * Donald E. Thomas(17) 248,609 2.2% Daniel J. Taggart(18) 64,648 * Brian J. Fisher(19) 90,627 * Manish Parmar 5,059 * Michael S. Dymski(20) 46,811 * All directors and executive officers, as a group (16 persons) 1,429,509 11.9%

*	Amount represents less than 1.0%

(1)

Applicable percentage of ownership is based upon 11,175,028 shares of our common stock outstanding on April 7, 2020. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The address for all directors and officers listed in the table is c/o Regional Management Corp., 979 Batesville Road, Suite B, Greer, SC 29651.

(2)

The information reported is based on a Form 4 filed with the SEC on December 12, 2019, reporting (i) shared power of Basswood Capital Management, L.L.C. (“Basswood”) to vote or direct the vote and to dispose or direct the disposition of 1,401,931 shares; (ii) shared power of Basswood Opportunity Partners, LP (“BOP”) to vote or direct the vote and to dispose of or direct the disposition of 311,635 shares; (iii) shared power of Basswood Opportunity Fund, Inc. (“BOF”) to vote or direct the vote and to dispose of or direct the disposition of 41,186 shares; (iv) shared power of Basswood Financial Fund, LP (“BFF”) to vote or direct the vote and to dispose of or direct the disposition of 129,289 shares; (v) shared power of Basswood Financial Fund, Inc. (“BFF, Inc.”) to vote or direct the vote and to dispose of or direct the disposition of 22,390 shares; (vi) shared power of Basswood Financial Long Only Fund, LP (“BFLOF”) to vote or direct the vote and to dispose of or direct the disposition of 47,109 shares; (vii) shared power of Basswood Enhanced Long Short Fund, L.P. (“BELS”) to vote or direct the vote and to dispose of or direct the disposition of 40,662 shares; (viii) shared power of Basswood, BFF, BOF, BFLOF, BFF, Inc., BELS, and BOP (collectively, the “Managed Accounts”) to vote or direct the vote and to dispose of or direct the disposition of 802,604 shares; (ix) shared power of Matthew Lindenbaum to vote or direct the vote and to dispose of or direct the disposition of 1,401,931 shares; and (x) shared power of Bennett Lindenbaum to vote or direct the vote and to dispose of or direct the

Regional Management Corp. | Proxy Statement for 2020 Annual Meeting |	68

disposition of 1,401,931 shares. Matthew Lindenbaum and Bennett Lindenbaum are the Managing Members of Basswood and may be deemed to have a pecuniary interest in the shares held directly or indirectly by the Managed Accounts. The information also includes 7,056 shares held by Mr. Brown, a partner at Basswood, who serves on the Board pursuant to the Cooperation Agreement described in detail below in the section entitled “Other Information – Certain Relationships and Related Person Transactions.” As a result, Basswood is a “director-by-deputization” solely for the purposes of Section 16 of the Exchange Act. Pursuant to Rule 16a-1 of the Exchange Act, Basswood may be deemed to be a beneficial owner of the shares of common stock issued to Mr. Brown. The business address of Basswood is 645 Madison Avenue, 10th Floor, New York, NY 10022.

(3)

The information reported is based on two Schedules 13G/A, filed with the SEC on January 28, 2020 and January 29, 2020, respectively, reporting: (i) shared power of Wellington Management Group LLP (“WMG”) to vote or direct the vote and to dispose or direct the disposition of 1,082,286 shares; (ii) shared power of Wellington Group Holdings LLP (“WGH”) to vote or direct the vote and to dispose or direct the disposition of 1,082,286 shares; (iii) shared power of Wellington Investment Advisors Holdings LLP (“WIAH”) to vote or direct the vote and to dispose or direct the disposition of 1,082,286 shares; (iv) shared power of Wellington Management Company LLP (“WMC”) to vote or direct the vote and to dispose or direct the disposition of 1,059,432 shares; and (v) shared power of Wellington Trust Company, NA (“WTC”) to vote or direct the vote and to dispose or direct the disposition of 989,098 shares. The business address of WMG, WGH, WIAH, WMC, and WTC is 280 Congress Street, Boston, MA 02210.

(4)

The information reported is based on a Schedule 13G/A filed with the SEC on February 12, 2020, reporting the sole power of Dimensional Fund Advisors LP (“Dimensional”) to vote or direct the vote of 928,466 shares and the sole power of Dimensional to dispose or direct the disposition of 961,337 shares. The business address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(5)

The information reported is based on a Schedule 13G/A filed with the SEC on February 6, 2020, reporting the sole power of BlackRock, Inc. (“BlackRock”) to vote or direct the vote of 841,420 shares and the sole power of BlackRock to dispose or direct the disposition of 900,201 shares. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(6)

The information reported is based on a Schedule 13G/A filed with the SEC on February 12, 2020, reporting the shared power of Gregory L. Summe to vote or direct the vote and to dispose or direct the disposition of 622,313 shares. This number includes shares held by members of Mr. Summe’s family where he shares voting and investment control. Mr. Summe is the sole member of Glen Capital Partners LLC and Glen Capital Partners GP LLC, which is the general partner of Glen Capital Partners Focus Fund, L.P. These entities each report shared power to vote or direct the vote or dispose or direct the disposition of 532,313 shares. The business address of Mr. Summe is 4851 Tamiami Trail N. Suite 200, Naples, FL 34103.

(7)

The information reported is based on a Schedule 13G filed with the SEC on February 12, 2020, reporting: (i) sole power of Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”) to vote or direct the vote of 484,118 shares; (ii) sole power of RTC and RTHC to dispose or to direct the disposition of 552,908 shares; and (iii) shared power of RTC and RTHC to dispose or direct the disposition of 3,529 shares. RTHC is the majority owner of RTC; as a result, RTHC may be considered the beneficial owner of shares held by RTC. The business address of RTC and RTHC is 800 Third Avenue, New York, NY 10022.

(8)

Mr. Brown is a partner at Basswood, serving on the Board pursuant to the Cooperation Agreement described in detail below in the section entitled “Other Information – Certain Relationships and Related Person Transactions.” As a result, Basswood is a “director-by-deputization” solely for the purposes of Section 16 of the Exchange Act. Pursuant to Rule 16a-1 of the Exchange Act, Basswood may be deemed to be a beneficial owner of the shares of common stock issued to Mr. Brown.

(9)

The amount stated includes 28,670 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Campos will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Campos and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(10)

The amount stated includes 148,866 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Dunn will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Dunn and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(11)

Mr. Freiberg holds 91,392 shares directly. Additional shares stated are owned by (i) Neena Freiberg (Mr. Freiberg’s wife) (30,000 shares), and (ii) the Neena Freiberg Irrevocable Trust, of which Mr. Freiberg is trustee (24,854 shares). The amount stated also includes 17,941 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Freiberg will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered

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outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Freiberg and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(12)

The amount stated includes 30,166 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. de Molina will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. de Molina and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(13)

The amount stated includes 28,670 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Palomares will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Palomares and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(14)

The amount stated includes 4,297 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Beck will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Beck and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(15)

The amount stated includes 209,970 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Knitzer will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Knitzer and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(16)

The amount stated includes 38,545 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Schachtel will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Schachtel and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(17)

The amount stated includes 7,773 shares owned by The Donald Eugene Thomas and Jeanine Leigh Thomas Joint Revocable Living Trust. Mr. Thomas and his wife, Jeanine Leigh Thomas, are the trustees of The Donald Eugene Thomas and Jeanine Leigh Thomas Joint Revocable Living Trust. The amount stated also includes 240,836 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Thomas will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Thomas and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(18)

The amount stated includes 49,455 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Taggart will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Taggart and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(19)

The amount stated includes 64,657 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Fisher will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Fisher and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(20)

The amount stated includes 12,693 shares subject to options either currently exercisable or exercisable within 60 days of April 7, 2020, over which Mr. Dymski will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Dymski and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to directors, executive

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officers, and greater than ten percent beneficial owners were timely complied with by such persons, with the exception of one Form 4 that was not timely filed for one transaction for each of Michael R. Dunn, Michael S. Dymski, and Donald E. Thomas. In each case, the transaction was not timely reported due to an administrative error, but was reported promptly on a Form 4 after the oversight was discovered.

Certain Relationships and Related Person Transactions

Cooperation Agreement

On January 26, 2018, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Basswood, pursuant to which we appointed Jonathan D. Brown to the Board, effective January 26, 2018.

Pursuant to the Cooperation Agreement, Mr. Brown is required to, at all times while serving as a member of the Board, comply with all policies, procedures, processes, codes, rules, standards, and guidelines applicable to non-employee Board members. In addition, the Cooperation Agreement provides that Mr. Brown must offer to resign from the Board if (i) Basswood and its affiliates, collectively, no longer beneficially own an aggregate “net long position” of at least 874,705 shares of our common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, and similar adjustments), or (ii) Basswood fails to comply with or breaches any of the terms of the Cooperation Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by Basswood of written notice from us specifying such material breach or failure, provided that we are not in material breach of the Cooperation Agreement at such time. The Cooperation Agreement also provides that, if requested by Basswood, we are obligated to appoint Mr. Brown to any existing or newly created committee of the Board that may be designated to oversee or review strategic alternatives (including an extraordinary transaction).

In the Cooperation Agreement, in addition to certain confidentiality and non-disparagement provisions, Basswood has agreed to various customary standstill provisions for the duration of the Standstill Period (as defined below), which provide, among other things, that Basswood and its affiliates will not (i) acquire beneficial ownership of 19.9% or more of the outstanding shares of our common stock; (ii) participate in a proxy solicitation with respect to the voting of any shares of our common stock; (iii) submit a proposal for or offer of any extraordinary transaction or propose a change in the structure, size, or composition of the Board or executive officers of the Company; or (iv) subject to certain exceptions for open market and underwritten transactions, sell shares of our common stock to a third party or group that to Basswood’s knowledge would result in such third party or group owning 5% or more of the outstanding shares of our common stock.

Basswood has also agreed that, during the Standstill Period, it shall cause the shares of our common stock beneficially owned by it and its affiliates to be voted (i) in favor of each director nominated by the Board for election, and (ii) in accordance with the Board’s recommendations on all other matters; provided that Basswood and its affiliates may vote their shares of our common stock in their sole discretion with respect to (a) a proposal to authorize or approve an extraordinary transaction, (b) matters related to the implementation of takeover defenses, (c) new or amended incentive compensation plans submitted for stockholder approval, or (d) any other proposal if either Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC do not recommend voting in accordance with the Board’s recommendation with respect to such proposal (other than with respect to the election or removal of directors) at any annual or special meeting of stockholders.

Pursuant to the Cooperation Agreement, the “Standstill Period” was initially defined to mean the period commencing on January 26, 2018 and ending on the earliest of (i) 12:01 a.m. (New York time) on the date that is 20 days prior to the nomination deadline for the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), (ii) if we fail to comply with or breach any of the terms of the Cooperation Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by us of written notice from Basswood specifying such material breach or failure, provided that Basswood is not in material breach of the Cooperation Agreement at such time, (iii) the consummation of an extraordinary transaction following which consummation the director designated by Basswood no longer serves on the Board, and (iv) a reorganization of the Company under any federal or state law relating to bankruptcy or insolvency. However, the Cooperation Agreement provides that if we provide written notice to Basswood that we will nominate a director designated by Basswood for election to the Board at the 2019 Annual Meeting or for any annual meeting of stockholders of the Company subsequent thereto (each, an “Applicable Meeting”) at least 20 days prior to the nomination deadline for

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such Applicable Meeting and Basswood has agreed in advance to such nomination, then the Standstill Period will be automatically extended until the date that is 20 days prior to the nomination deadline for the annual stockholders meeting subsequent to such Applicable Meeting. Accordingly, we have provided timely written notice to Basswood that we would nominate a director designated by Basswood for election to the Board at each Applicable Meeting to date, which currently has extended the Standstill Period until the date that is 20 days prior to the nomination deadline for the 2021 Annual Meeting.

The Cooperation Agreement terminates upon the expiration of the Standstill Period (subject to any extensions as provided in the Cooperation Agreement), provided that the confidentiality provisions of the Cooperation Agreement will survive for a period of 18 months following the date upon which no director designated by Basswood serves as a director of the Company.

Consulting Agreement

See “Summary of Employment Arrangements with Executive Officers – Consulting Agreement with Former Chief Credit Risk Officer” in this Proxy Statement for information regarding a consulting agreement that we entered into with Daniel J. Taggart, our former Chief Credit Risk Officer.

Statement of Policy Regarding Transactions with Related Persons

Our Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel, or other person designated by our Board, any “related person transaction” (defined as any transaction that is anticipated and would be reportable by us under Item 404(a) of Regulation S-K, which includes transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel, or such other person, will then promptly communicate that information to our Board. No related person transaction will be executed without the approval or ratification of our Board or a committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest and provide all material information he or she has concerning the related person transaction to the Board. Our policy does not specify the standards to be applied by directors in determining whether or not to approve or ratify a related person transaction, and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. In determining whether to approve or ratify a related person transaction, the Board may consider such facts and circumstances as it deems appropriate, including (1) the benefits to us; (2) the availability of other sources for comparable products or services; (3) the terms of the proposed related person transaction; and (4) the terms available to unrelated third parties or to employees generally in an arms-length negotiation.

Indemnification of Directors and Officers

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, or other party.

Proposals by Stockholders

Under certain conditions, stockholders may request that we include a proposal at a forthcoming meeting of our stockholders in our proxy materials for such meeting. Under SEC Rule 14a-8, any stockholder desiring to present such a proposal to be acted upon at the 2021 Annual Meeting and included in the proxy materials for such meeting must ensure that we receive the proposal at our principal executive office in Greer, South Carolina by December 23, 2020, in order for the proposal to be eligible for inclusion in our proxy statement and proxy card relating to such meeting.

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If a stockholder desires to propose any business at an annual meeting of stockholders, even if the proposal or proposed director candidate is not to be included in our proxy statement, our Bylaws provide that the stockholder must deliver or mail timely advance written notice of such business to our principal executive office. Under our Bylaws, to be timely, a stockholder’s notice generally must be delivered to our Corporate Secretary at our principal executive offices not later than the 90th day before the first anniversary of the date of the preceding year’s annual meeting and not earlier than the 120th day prior to such anniversary. However, in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each item of business must be made in accordance with, and must include the information required by, our Bylaws, our Corporate Governance Guidelines, and any other applicable law, rule, or regulation. Assuming that the date of the 2021 Annual Meeting is not advanced or delayed in the manner described above, the required notice for the 2021 Annual Meeting would need to be provided to us not earlier than January 21, 2021 and not later than February 20, 2021.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” annual reports and proxy statements. This means that only one copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, to any stockholder upon request submitted in writing to us at the following address: Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina, 29651, Attention: Corporate Secretary, or by calling (864) 448-7000. Any stockholder who wants to receive separate copies of our Annual Report on Form 10-K and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and telephone number.

Other Business

The Board is not aware of any matters, other than those specified above, to come before the Annual Meeting for action by the stockholders. However, if any matter requiring a vote of the stockholders should be duly presented for a vote at the Annual Meeting, then the persons named in the proxy card intend to vote such proxy in accordance with their best judgment.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D14710-P39476 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY REGIONAL MANAGEMENT CORP. The Board of Directors recommends you vote FOR the election of the nominees for director named below. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 1) Robert W. Beck 2) Jonathan D. Brown 3) Roel C. Campos 4) Maria Contreras-Sweet 5) Michael R. Dunn 6) Steven J. Freiberg 7) Sandra K. Johnson 8) Alvaro G. de Molina 9) Carlos Palomares The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. Advisory vote to approve executive compensation. NOTE: THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT, AND THE ANNUAL REPORT ON FORM 10-K TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/RM2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you plan to attend the meeting at www.virtualshareholdermeeting.com/RM2020, you will be required to enter the control number found on the proxy card or voting instruction form you previously received. In light of the novel coronavirus ("COVID-19") pandemic, for the safety of Regional Management Corp.'s directors, team members, and stockholders, and taking into account recent federal, state, and local guidance related to COVID-19 and restrictions on the size of gatherings, we have determined that the Annual Meeting will be held in virtual meeting format only, via the internet, with no physical in-person meeting. For more information, see "General Information and Frequently Asked Questions" in the proxy statement. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders, 2019 Annual Report on Form 10-K, and Proxy Statement are available at www.proxyvote.com.

If you plan to attend the meeting at www.virtualshareholdermeeting.com/RM2020, you will be required to enter the control number found on the proxy card or voting instruction form you previously received. In light of the novel coronavirus ("COVID-19") pandemic, for the safety of Regional Management Corp.'s directors, team members, and stockholders, and taking into account recent federal, state, and local guidance related to COVID-19 and restrictions on the size of gatherings, we have determined that the Annual Meeting will be held in virtual meeting format only, via the internet, with no physical in-person meeting. For more information, see "General Information and Frequently Asked Questions" in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, 2019 Annual Report on Form 10-K, and Proxy Statement are
available at www.proxyvote.com.

REGIONAL MANAGEMENT CORP. Annual Meeting of Stockholders May 21, 2020 at 3:00 PM EDT www.virtualshareholdermeeting.com/RM2020 This proxy is solicited by the Board of Directors. The undersigned stockholder of Regional Management Corp. hereby appoints Robert W. Beck and Brian J. Fisher as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock, $0.10 par value per share, of the Company held of record by the undersigned on April 7, 2020, at the Annual Meeting of the Stockholders of the Company to be held on May 21, 2020, or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT. Continued and to be signed on reverse side